Exhibit 10.1

THE PANTRY, INC.

(a Delaware corporation)

$135,000,000

3.00% Senior Subordinated Convertible Notes due 2012

PURCHASE AGREEMENT

Dated: November 16, 2005

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(c)	Payment	12

(d)	Denominations; Registration	12

SECTION 3.	Covenants of the Company	12

(a)	Offering Memorandum	12

(b)	Notice and Effect of Material Events	12

(c)	Amendment to Offering Memorandum and Supplements	13

(d)	Blue Sky Qualifications	13

(e)	DTC	13

(f)	Use of Proceeds	13

(g)	Restriction on Sale of Common Stock	13

(h)	Stabilization and Manipulation	14

(i)	PORTAL Designation	14

(j)	Listing of Common Stock on the Nasdaq National Market	14

(k)	Reporting Requirements	14

(l)	Registration Rights Agreement and Indenture	14

(m)	Qualification Under the Trust Indenture Act	15

(n)	Reservation of Shares of Common Stock	15

(o)	No Advisory or Fiduciary Relationship	15

SECTION 4.	Payment of Expenses.	15

(a)	Expenses	15

(b)	Termination of Agreement	16

SECTION 5.	Conditions of the Initial Purchasers’ Obligations	16

(a)	Opinion of Counsel for Company and the Guarantors	16

(b)	Opinion of Counsel for Initial Purchasers	16

(c)	Officers’ Certificates	16

(d)	Accountant’s Comfort Letter	17

(e)	Bring-down Comfort Letter	17

(f)	PORTAL	17

(g)	Approval of Listing	17

(h)	Registration Rights Agreement and Indenture	17

(i)	Lock-up Agreements	17

(j)	Third Party Consents	17

(k)	Conditions to Purchase of Option Securities	17

(l)	Maintenance of Rating	18

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(m)	Additional Documents	18

(n)	Termination of Agreement	18

SECTION 6.	Subsequent Offers and Resales of the Securities.	18

(a)	Offer and Sale Procedures	18

(b)	Covenants of the Company and the Guarantors	19

(c)	Representations by Initial Purchasers; Resale by Initial Purchasers.	19

SECTION 7.	Indemnification.	20

(a)	Indemnification of Initial Purchasers	20

(b)	Indemnification of Company and the Guarantors	21

(c)	Actions against Parties; Notification	21

(d)	Settlement without Consent if Failure to Reimburse	22

SECTION 8.	Contribution	22

SECTION 9.	Representations, Warranties and Agreements to Survive Delivery	23

SECTION 10.	Termination of Agreement.	23

(a)	Termination; General	23

(b)	Liabilities	24

SECTION 11.	Default by One or More of the Initial Purchasers	24

SECTION 12.	Default by the Company and the Guarantors	24

SECTION 13.	Tax Disclosure	24

SECTION 14.	Notices	25

SECTION 15.	Parties	25

SECTION 16.	GOVERNING LAW AND TIME	25

SECTION 17.	Counterparts	25

SECTION 18.	Effect of Headings	25

Schedule A	Name of Initial Purchasers	Sch A-1
Schedule B	Pricing Information	Sch B-1
Schedule C	List of Guarantors	Sch C-1
Schedule D	List of Persons Subject to Lock-up Agreement	Sch D-1
Exhibit A	Form of Opinion of Smith, Anderson, Blount, Dorsett, Mitchell & Jernigan, L.L.P.	A-1
Exhibit B	Form of Opinion of Bingham McCutchen	B-1
Exhibit C	Form of Opinion of Leath, Bouch & Crawford LLP	C-1
Exhibit D	Form of Opinion of Smith Hulsey & Busey	D-1
Exhibit E	Form of Opinion of Whelchel & Dunlap, LLP	E-1
Exhibit F	Form of Lock-up Letter	F-1
Annex A	Form of Accountants’ Comfort Letter	Annex A-1

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THE PANTRY, INC.

(a Delaware corporation)

$135,000,000

3.00% Senior Subordinated Convertible Notes Due 2012

PURCHASE AGREEMENT

November 16, 2005

Merrill Lynch & Co.

Merrill Lynch, Pierce, Fenner & Smith Incorporated

Wachovia Capital Markets, LLC

c/o	Merrill Lynch & Co.

Merrill Lynch, Pierce, Fenner & Smith Incorporated

4 World Financial Center

New York, New York 10080

Ladies and Gentlemen:

The Pantry, Inc., a Delaware corporation (the “Company”), confirms its agreement with Merrill Lynch & Co., Merrill Lynch, Pierce, Fenner & Smith Incorporated (“Merrill Lynch”) and each of the other Initial Purchasers named in Schedule A hereto (collectively, the “Initial Purchasers,” which term shall also include any initial purchaser substituted as hereinafter provided in Section 11 hereof), for whom Merrill Lynch is acting as representative (in such capacity, the “Representative”), with respect to (i) the sale by the Company and the purchase by the Initial Purchasers, acting severally and not jointly, of the respective principal amounts at maturity set forth in said Schedule A of $135,000,000 aggregate principal amount at maturity of the Company’s Senior Subordinated Convertible Notes due 2012 (the “Notes”), (ii) the grant by the Company to the Initial Purchasers, acting severally and not jointly, of the option described in Section 2(b) hereof to purchase all or any part of an additional $15,000,000 aggregate principal amount at maturity of Notes to cover overallotments, if any, and (iii) the issue and sale by the Guarantors listed on Schedule C hereto (each a “Guarantor” and collectively, the “Guarantors”) and the purchase by the Initial Purchasers, acting severally and not jointly, of the senior subordinated guarantees (the “Guarantees”) of the Company’s obligations under the Notes. The aforesaid $135,000,000 aggregate principal amount at maturity of Notes (the “Initial Securities”) to be purchased by the Initial Purchasers, all or any part of the $15,000,000 aggregate principal amount at maturity of Notes subject to the option described in Section 2(b) hereof (the “Option Securities”) and the Guarantees are hereinafter called, collectively, the “Securities.” The Securities are to be issued pursuant to an indenture to be dated as of November 22, 2005 (the “Indenture”) among the Company, the Guarantors and Wachovia Bank, National Association, as trustee (the “Trustee”). Securities issued in book-entry form will be issued to Cede & Co. as nominee of The Depository Trust Company (“DTC”).

The Notes are convertible into shares of common stock, par value $.01 per share (the “Common Stock”), of the Company in accordance with the terms of the Securities and the Indenture.

The Company and the Guarantors understand that the Initial Purchasers propose to make an offering of the Securities on the terms and in the manner set forth herein and agree that the Initial Purchasers may resell, subject to the conditions set forth herein, all or a portion of the Securities to purchasers (“Subsequent Purchasers”) at any time after this Agreement has been executed and delivered. The Securities are to be offered and sold through the Initial Purchasers without being registered under the Securities Act of 1933, as amended (the “1933 Act”), in reliance upon exemptions therefrom. Pursuant to the terms of the Securities and the Indenture, investors that acquire Securities may only resell or otherwise transfer such Securities if such Securities are hereafter registered under the 1933 Act or if an exemption from the registration requirements of the 1933 Act is available (including the exemption afforded by Rule 144A (“Rule 144A”) of the rules and regulations promulgated under the 1933 Act by the Securities and Exchange Commission (the “Commission”)).

The Company has prepared and delivered to each Initial Purchaser copies of a preliminary offering memorandum dated November 11, 2005 (which shall be deemed to include the information and documents incorporated by reference therein, the “Preliminary Offering Memorandum”) and has prepared and will deliver to each Initial Purchaser, on the date hereof or the next succeeding day, copies of a final offering memorandum dated November 16, 2005 (which shall be deemed to include the information and documents incorporated by reference therein, the “Final Offering Memorandum”), each for use by such Initial Purchaser in connection with its solicitation of purchases of, or offering of, the Securities. “Offering Memorandum” means, with respect to any date or time referred to in this Agreement, the most recent offering memorandum (whether the Preliminary Offering Memorandum or the Final Offering Memorandum, or any amendment or supplement to either such document), including exhibits thereto and any documents incorporated therein by reference, which has been prepared and delivered by the Company to the Initial Purchasers in connection with their solicitation of purchases of, or offering of, the Securities.

It is also understood and acknowledged that holders (including subsequent transferees) of the Securities and the shares of Common Stock issuable upon the conversion thereof will have the registration rights set forth in the registration rights agreement (the “Registration Rights Agreement”), by and among the Company, the Guarantors and the Initial Purchasers to be dated as of Closing Time (as defined in Section 2(c) hereof), in a form to be agreed upon by the parties hereto. Pursuant to the Registration Rights Agreement, the Company and the Guarantors will agree (i) to file with the Commission a registration statement on the appropriate form under the 1933 Act relating to the resale of the Securities and the shares of Common Stock issuable upon the conversion thereof by certain holders thereof from time to time in accordance with the methods of distribution set forth in such registration statement and Rule 415 under the Act (the “Shelf Registration Statement”) and (ii) to use their reasonable efforts to cause any such Shelf Registration Statement to be declared effective.

All references in this Agreement to financial statements and schedules and other information which is “contained,” “included” or “stated” in the Offering Memorandum (or other references of like import) shall be deemed to mean and include all such financial statements and schedules and other information which are incorporated by reference in the Offering Memorandum; and all references in this Agreement to amendments or supplements to the Offering Memorandum shall be deemed to mean and include the filing of any document under the Securities Exchange Act of 1934 (the “1934 Act”) which is incorporated by reference in the Offering Memorandum.

SECTION 1. Representations and Warranties.

(a) Representations and Warranties by the Company and the Guarantors. The Company and each of the Guarantors represents and warrants to each Initial Purchaser as of the date hereof (with such representations and warranties being made as of the date hereof), as of the Closing Time referred to

Section 2(c) hereof (with such representations and warranties being made as of the Closing Time), and as of each Date of Delivery (if any) referred to in Section 2(b) hereof (with such representations and warranties being made as of the Date of Delivery), and agrees with each Initial Purchaser, as follows:

(i) Offering Memorandum. The Preliminary Offering Memorandum and the Final Offering Memorandum as of their respective dates do not, and at the Closing Time (and, if any Option Securities are purchased, at the Date of Delivery) will not, include an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. The representations and warranties in this subsection shall not apply to statements in or omissions from the Offering Memorandum made in reliance upon and in conformity with information furnished to the Company in writing by any Initial Purchaser through Merrill Lynch expressly for use in the Offering Memorandum.

(ii) Incorporated Documents. The Offering Memorandum as delivered from time to time shall incorporate by reference the most recent Annual Report of the Company on Form 10-K filed with the Commission including those portions of the Company’s most recent definitive proxy statement on Schedule 14A incorporated therein (the “Form 10-K”) and each Quarterly Report of the Company on Form 10-Q and each Current Report of the Company on Form 8-K filed with the Commission since the end of the fiscal year to which the Form 10-K relates (collectively, the “Incorporated SEC Reports”). The Incorporated SEC Reports at the time they were or hereafter are filed with the Commission complied and will comply in all material respects with the requirements of the 1934 Act and the rules and regulations of the Commission thereunder (the “1934 Act Regulations”) and, when read together with the other information in the Offering Memorandum, at the time the Offering Memorandum was issued and at the Closing Time (and, if any Option Securities are purchased, at the Date of Delivery), did not and will not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading.

(iii) Independent Accountants. The accountants who certified the financial statements and supporting schedules included in the Offering Memorandum are independent public accountants as required by the 1933 Act and the 1933 Act Regulations. Deloitte & Touche LLP has not provided to the Company or its subsidiaries any non-audit services, the provision of which is prohibited by applicable law or accounting standards.

(iv) Financial Statements. The historical financial statements of the Company incorporated by reference in the Offering Memorandum, together with the related schedules and notes, present fairly the financial position of the Company and its consolidated subsidiaries at the dates indicated and the statements of operations, shareholders’ equity and cash flows of the Company and its consolidated subsidiaries for the periods specified; said financial statements have been prepared in conformity with United States generally accepted accounting principles (“GAAP”) applied on a consistent basis throughout the periods involved. The summary historical financial data included in the Offering Memorandum, and the selected historical financial data incorporated by reference in the Offering Memorandum, present fairly the information shown therein and have been compiled on a basis consistent with that of the audited financial statements incorporated by reference in the Offering Memorandum. The pro forma, pro forma as adjusted and pro forma last-twelve-month financial information included in the Offering Memorandum presents fairly the information shown therein and the assumptions used in the preparation thereof are reasonable and the adjustments used therein are appropriate to give effect to the transactions and circumstances referred to therein. All financial statements and pro forma financial statements which would be required to be included in a Registration Statement on Form S-3 that was filed on the date hereof pursuant to the 1933 Act, the 1933 Act Regulations and Regulation S-X have been included or incorporated by reference in the Offering Memorandum

(v) No Material Adverse Change in Business. Since the respective dates as of which information is given in the Offering Memorandum, except as otherwise stated therein, (A) there has been no material adverse change in the condition (financial or otherwise), earnings, business affairs or business prospects of the Company and its subsidiaries considered as one enterprise, whether or not arising in the ordinary course of business (a “Material Adverse Effect”), (B) there have been no transactions entered into by the Company or any of its subsidiaries, other than those in the ordinary course of business, which are material with respect to the Company and its subsidiaries considered as one enterprise, and (C) there has been no dividend or distribution of any kind declared, paid or made by the Company on any class of its capital stock.

(vi) Good Standing of the Company. The Company has been duly organized and is validly existing as a corporation in good standing under the laws of the State of Delaware and has corporate power and authority to own, lease and operate its properties and to conduct its business as described in the Offering Memorandum and to enter into and perform its obligations under this Agreement; and the Company is duly qualified as a foreign corporation to transact business and is in good standing in each other jurisdiction in which such qualification is required, whether by reason of the ownership or leasing of property or the conduct of business, except where the failure so to qualify or to be in good standing would not result in a Material Adverse Effect.

(vii) Good Standing of Subsidiaries. Each subsidiary of the Company (each a “Subsidiary” and, collectively, the “Subsidiaries”) (including each of the Guarantors) has been duly organized and is validly existing as a corporation in good standing under the laws of the jurisdiction of its incorporation, has corporate power and authority to own, lease and operate its properties and to conduct its business as described in the Offering Memorandum and is duly qualified as a foreign corporation to transact business and is in good standing in each jurisdiction in which such qualification is required, whether by reason of the ownership or leasing of property or the conduct of business, except where the failure so to qualify or to be in good standing would not result in a Material Adverse Effect; except as otherwise disclosed in the Offering Memorandum, all of the issued and outstanding capital stock of each such Subsidiary has been duly authorized and validly issued, is fully paid and non-assessable and is owned by the Company, directly or through subsidiaries, free and clear of any security interest, mortgage, pledge, lien, encumbrance, claim or equity (except for restrictions on transfer imposed by federal or state securities laws); none of the outstanding shares of capital stock of any Subsidiary was issued in violation of the preemptive rights of any securityholder of such Subsidiary. The only subsidiaries of the Company are Kangaroo, Inc., a Georgia corporation, D. & D. Oil Co., Inc., a Georgia corporation, and R. & H. Maxxon, Inc., a South Carolina corporation. D. & D. Oil Co., Inc. has no indebtedness and has less than $100,000 in assets.

(viii) Capitalization. The shares of issued and outstanding capital stock of the Company have been duly authorized and validly issued and are fully paid and non-assessable; none of the outstanding shares of capital stock of the Company was issued in violation of the preemptive or other similar rights of any securityholder of the Company.

(ix) Authorization of the Purchase Agreement and the Registration Rights Agreement. This Agreement has been duly authorized, executed and delivered by the Company and each of the Guarantors. The Registration Rights Agreement has been duly authorized by the

Company and each of the Guarantors and, when executed and delivered by the Company and each of the Guarantors, will constitute a valid and binding agreement of the Company and each of the Guarantors, enforceable against the Company and each of the Guarantors in accordance with its terms, except as the enforcement thereof may be limited by bankruptcy, insolvency (including, without limitation, all laws relating to fraudulent transfers), reorganization, moratorium or similar laws affecting enforcement of creditors’ rights generally and except as enforcement thereof is subject to general principles of equity (regardless of whether enforcement is considered in a proceeding in equity or at law).

(x) Authorization of the Indenture. The Company and each of the Guarantors has full corporate power and authority to enter into the Indenture. The Indenture has been duly authorized by the Company and each of the Guarantors and, when executed and delivered by the Company and each of the Guarantors and the Trustee, will constitute a valid and binding agreement of the Company and each of the Guarantors, enforceable against the Company and each of the Guarantors in accordance with its terms, except as the enforcement thereof may be limited by bankruptcy, insolvency (including, without limitation, all laws relating to fraudulent transfers), reorganization, moratorium or similar laws affecting enforcement of creditors’ rights generally and except as enforcement thereof is subject to general principles of equity (regardless of whether enforcement is considered in a proceeding in equity or at law).

(xi) Authorization of the Securities. The Company has full corporate power and authority to issue, sell and deliver the Notes to the Initial Purchasers as provided herein and therein. The Notes have been duly authorized by the Company and, at Closing Time, the Notes (in the form of the global note) will have been duly executed by the Company and, when the Notes are authenticated, issued and delivered in the manner provided for in the Indenture and delivered against payment of the purchase price therefor as provided in this Agreement, the Notes will constitute valid and binding obligations of the Company, enforceable against the Company in accordance with their terms, except as the enforcement thereof may be limited by bankruptcy, insolvency (including, without limitation, all laws relating to fraudulent transfers), reorganization, moratorium or similar laws affecting enforcement of creditors’ rights generally and except as enforcement thereof is subject to general principles of equity (regardless of whether enforcement is considered in a proceeding in equity or at law), and will be in the form contemplated by, and entitled to the benefits of, the Indenture.

Each of the Guarantors has full corporate power and authority to issue, sell and deliver the Guarantees to the Initial Purchasers as provided herein and therein. The Guarantees have been duly authorized by each of the Guarantors and, at Closing Time, the Guarantees will have been duly executed by each of the Guarantors and, when the Notes are authenticated, issued and delivered in the manner provided for in the Indenture and delivered against payment of the purchase price therefor as provided in this Agreement, the Guarantees will constitute valid and binding obligations of each of the Guarantors, enforceable against each of the Guarantors in accordance with their terms, except as the enforcement thereof may be limited by bankruptcy, insolvency (including, without limitation, all laws relating to fraudulent transfers), reorganization, moratorium or similar laws affecting enforcement of creditors’ rights generally and except as enforcement thereof is subject to general principles of equity (regardless of whether enforcement is considered in a proceeding in equity or at law), and will be in the form contemplated by, and entitled to the benefits of, the Indenture.

(xii) Description of the Securities, the Indenture and the Registration Rights Agreement. The terms of the Securities, the Indenture and the Registration Rights Agreement will conform in all material respects to the respective statements relating thereto contained in the Offering Memorandum.

(xiii) Description and Authorization of Common Stock. The Common Stock conforms to all statements relating thereto contained in the Offering Memorandum and such description conforms to the rights set forth in the instruments defining the same. Upon issuance and delivery of the Notes in accordance with this Agreement and the Indenture, the Notes will be convertible at the option of the holder thereof for shares of Common Stock in accordance with the terms of the Notes and the Indenture; the shares of Common Stock issuable upon conversion of the Notes have been duly authorized and reserved for issuance upon such conversion by all necessary corporate action and such shares, when issued upon such conversion according to the terms of the Notes and Indenture, will be validly issued and will be fully paid and non-assessable; no holder of such shares will be subject to personal liability solely by reason of being such a holder; and the issuance of such shares of Common Stock upon such conversion will not be subject to the preemptive or other similar rights of any security holder of the Company and the Common Stock will not be subject to any restriction upon the voting or transfer thereof pursuant to applicable law or the Company’s certificate of incorporation, bylaws or governing documents or any agreement to which the Company or any of its subsidiaries is a party or by which any of them may be bound. All corporate action required to be taken by the Company for the issuance and delivery of the shares of Common Stock issuable upon conversion of the Notes has been duly and validly taken by the Company. The Company has authorized and reserved, and covenants to continue to reserve free of any preemptive rights or similar rights, a sufficient number of authorized but reserved shares of Common Stock to satisfy the conversion rights of the Notes. Except as set forth in the Offering Memorandum or the documents incorporated by reference in the Offering Memorandum, there are no outstanding subscriptions, rights, warrants, options, calls, convertible securities, commitments of sale or rights related to or entitling any person to purchase or otherwise to acquire any shares of, or any security convertible into or exchangeable or exercisable for, the capital stock of, or other ownership interest in, the Company or any of its subsidiaries.

(xiv) Absence of Defaults and Conflicts. Neither the Company nor any of its subsidiaries is in violation of their respective charter or by-laws or in default in the performance or observance of any obligation, agreement, covenant or condition contained in any contract, indenture, mortgage, deed of trust, loan or credit agreement, note, lease or other agreement or instrument to which the Company or any of its subsidiaries is a party or by which it or any of them may be bound, or to which any of the property or assets of the Company or any subsidiary is subject (collectively, “Agreements and Instruments”) except for such violations or defaults that would not result in a Material Adverse Effect; and the execution, delivery and performance of this Agreement, the Registration Rights Agreement, the Indenture and the Securities and the consummation of the transactions contemplated herein and in the Offering Memorandum (including the issuance and sale of the Securities and the use of the proceeds from the sale of the Securities as described in the Offering Memorandum under the caption “Use of Proceeds” and the issuance of the shares of Common Stock issuable upon conversion of the Notes) and compliance by the Company with its obligations hereunder and under the Registration Rights Agreement, the Indenture and the Securities have been duly authorized by all necessary corporate action and do not and will not, whether with or without the giving of notice or passage of time or both, conflict with or constitute a breach of, or default or Repayment Event (as defined below) under, or result in the creation or imposition of any lien, charge or encumbrance (“Lien”) upon any property or assets of the Company or any subsidiary pursuant to, or require any consent under or permit any third party to terminate, any of the Agreements and Instruments, except for such breaches, defaults, Repayment Events, Liens, consents or terminations that would not result in a Material

Adverse Effect, nor will such action result in any violation of the provisions of the charter or by-laws of the Company or any subsidiary or any applicable law, statute, rule, regulation, judgment, order, writ or decree of any government, government instrumentality or court, domestic or foreign, having jurisdiction over the Company or any subsidiary or any of their assets, properties or operations. As used herein, a “Repayment Event” means any event or condition which gives the holder of any note, debenture or other evidence of indebtedness (or any person acting on such holder’s behalf) the right to require the repurchase, redemption or repayment of all or a portion of such indebtedness by the Company or any subsidiary.

(xv) Absence of Labor Disputes. Other than as set forth in the Offering Memorandum or the documents incorporated by reference therein, no labor dispute with the employees of the Company or any subsidiary exists or, to the knowledge of the Company, is imminent, and the Company is not aware of any existing or imminent labor disturbance by the employees of any of its or any subsidiary’s principal suppliers or vendors, which, in either case, may reasonably be expected to result in a Material Adverse Effect.

(xvi) Absence of Proceedings. Other than as set forth in the Offering Memorandum or the documents incorporated by reference therein, there is no action, suit, proceeding, inquiry or investigation before or brought by any court or governmental agency or body, domestic or foreign, now pending, or, to the knowledge of the Company, threatened, against the Company or any subsidiary, which is required to be disclosed in the Offering Memorandum (other than as disclosed therein), or which would result in a Material Adverse Effect, or which would materially and adversely affect the consummation of the transactions contemplated in this Agreement or the performance by the Company or any of the Guarantors of their obligations hereunder or under the Registration Rights Agreement, the Indenture and the Securities. The aggregate of all pending legal or governmental proceedings to which the Company or any subsidiary is a party or of which any of their respective property or assets is the subject which are not described in the Offering Memorandum or the documents incorporated by reference therein, including ordinary routine litigation incidental to the business, would not result in a Material Adverse Effect.

(xvii) Accuracy of Exhibits. There are no contracts or documents which are required under the 1933 Act or the 1934 Act or the rules and regulations thereunder to be filed as exhibits to the documents incorporated by reference in the Offering Memorandum which have not been so filed as required.

(xviii) Possession of Intellectual Property. The Company and its subsidiaries own or possess, have the right to use or can acquire adequate patents, patent rights, licenses, inventions, copyrights, know-how (including trade secrets and other unpatented and/or unpatentable proprietary or confidential information, systems or procedures), trademarks, service marks, trade names or other intellectual property (collectively, “Intellectual Property”) necessary to carry on the business now operated by them, except where the failure to own, possess, have the right to use or have the ability to acquire any such Intellectual Property would not have a Material Adverse Effect; and neither the Company nor any of its subsidiaries has received any notice or is otherwise aware of any infringement of or conflict with asserted rights of others with respect to any Intellectual Property or of any facts or circumstances which would render any Intellectual Property invalid or inadequate to protect the interest of the Company or any of its subsidiaries therein, and which infringement or conflict (if the subject of any unfavorable decision, ruling or finding) or invalidity or inadequacy, singly or in the aggregate, would result in a Material Adverse Effect.

(xix) Absence of Further Requirements. No filing with, or authorization, approval, consent, license, order, registration, qualification or decree of, any court or governmental authority or agency is necessary or required for the performance by the Company and the Guarantors of their obligations hereunder or under the Registration Rights Agreement, the Indenture or the Securities, in connection with the offering, issuance or sale of the Securities hereunder, the issuance of shares of Common Stock upon conversion of the Notes or the consummation of the transactions contemplated by this Agreement, the Registration Rights Agreement, the Indenture or the Securities (including the use of the proceeds of the sale of the Securities as described in the Offering Memorandum under “Use of Proceeds”) (except for the filing of the Form T-1 by the trustee, the resale registration statement on Form S-3 required under the Registration Rights Agreement).

(xx) Possession of Licenses and Permits. The Company and its subsidiaries possess such permits, licenses, approvals, consents and other authorizations (collectively, “Governmental Licenses”) issued by the appropriate federal, state, local or foreign regulatory agencies or bodies necessary to conduct the business now operated by them, except where the failure to possess such Governmental Licenses would not have a Material Adverse Effect; the Company and its subsidiaries are in compliance with the terms and conditions of all such Governmental Licenses, except where the failure so to comply would not, singly or in the aggregate, have a Material Adverse Effect; all of the Governmental Licenses are valid and in full force and effect, except where the invalidity of such Governmental Licenses or the failure of such Governmental Licenses to be in full force and effect would not have a Material Adverse Effect; and neither the Company nor any of its subsidiaries has received any notice of proceedings relating to the revocation or modification of any such Governmental Licenses which, singly or in the aggregate, if the subject of an unfavorable decision, ruling or finding, would result in a Material Adverse Effect.

(xxi) Title to Property. The Company and its subsidiaries have good and marketable title to all real property owned by the Company and its subsidiaries and good title to all other properties owned by them, in each case, free and clear of all mortgages, pledges, liens, security interests, claims, restrictions or encumbrances of any kind except such as (a) are described in, or incorporated by reference into, the Offering Memorandum or (b) do not, singly or in the aggregate, materially affect the value of such property, do not interfere with the use made and proposed to be made of such property by the Company or any of its subsidiaries and would not reasonably be expected to, individually or in the aggregate, result in a Material Adverse Effect; and all of the leases and subleases material to the business of the Company and its subsidiaries, considered as one enterprise, and under which the Company or any of its subsidiaries holds properties described in, or incorporated by reference into, the Offering Memorandum, are in full force and effect, and neither the Company nor any subsidiary has any notice of any claim of any sort that has been asserted by anyone adverse to the rights of the Company or any subsidiary under any of the leases or subleases mentioned above, or affecting or questioning the rights of the Company or such subsidiary to the continued possession of the leased or subleased premises under any such lease or sublease, except for such claims which would not, singly or in the aggregate, result in a Material Adverse Effect.

(xxii) Investment Company Act. The Company and each of the Guarantors is not, and following the sale of the Securities as contemplated herein, will not be required to register as an “investment company” as such term is defined in the Investment Company Act of 1940, as amended (the “1940 Act”).

(xxiii) Environmental Laws. Except as described in the Offering Memorandum or in a document incorporated by reference therein, and except as would not, singly or in the aggregate, result in a Material Adverse Effect, (A) neither the Company nor any of its subsidiaries is in violation of any federal, state, local or foreign statute, law, rule, regulation, ordinance, code or rule of common law or any judicial or administrative interpretation thereof, including any judicial or administrative order, consent, decree or judgment, relating to pollution or protection of human health, the environment (including, without limitation, ambient air, surface water, groundwater, land surface or subsurface strata) or wildlife, including, without limitation, laws and regulations relating to the release or threatened release of chemicals, pollutants, contaminants, wastes, toxic substances, hazardous substances, petroleum or petroleum products (collectively, “Hazardous Materials”) or to the manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling of Hazardous Materials (collectively, “Environmental Laws”), (B) the Company and its subsidiaries have all permits, licenses, authorizations and approvals required under any applicable Environmental Laws and are each in compliance with their requirements, (C) there are no pending or, to the Company’s knowledge, threatened administrative, regulatory or judicial actions, suits, demands, demand letters, claims, liens, notices of noncompliance or violation, investigation or proceedings relating to any Environmental Law against the Company or any of its subsidiaries and (D) there are no events, facts or circumstances that might reasonably be expected to form the basis of any order, decree, plan or agreement requiring clean-up or remediation, or any action, suit or proceeding by any private party or governmental body or agency, against or affecting the Company or any of its subsidiaries relating to any Hazardous Materials or any Environmental Laws.

(xxiv) Registration Rights. There are no persons with registration rights or other similar rights to have any securities (1) registered pursuant to the shelf registration statement to be filed in accordance with the Registration Rights Agreement or (2) otherwise registered by the Company under the 1933 Act (except as described in the Offering Memorandum or in a document incorporated by reference therein).

(xxv) Stabilization or Manipulation. Neither the Company, the Guarantors nor any of their executive officers, directors or, to their knowledge, controlling persons has taken, directly or indirectly, any action designed to cause or to result in, or that has constituted or which might reasonably be expected to constitute, the stabilization or manipulation of the price of any security of the Company to facilitate the sale of the Securities.

(xxvi) Accounting Controls and Disclosure Controls. Subject to the disclosure in the Offering Memorandum or in the documents incorporated by reference therein, the Company and its subsidiaries maintain a system of internal accounting controls sufficient to provide reasonable assurances that (A) transactions are executed in accordance with management’s general or specific authorization; (B) transactions are recorded as necessary to permit preparation of financial statements in conformity with GAAP and to maintain accountability for assets; (C) access to assets is permitted only in accordance with management’s general or specific authorization; and (D) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences. Subject to the disclosure in the Offering Memorandum or in the documents incorporated by reference therein, the Company and its consolidated subsidiaries employ disclosure controls and procedures that are designed to ensure that information required to be disclosed by the Company in the reports that it files or submits under the 1934 Act is recorded, processed, summarized and reported, within the time periods specified in the Commission’s rules and forms, and is accumulated and communicated to the Company’s management, including its principal executive officer or officers and principal financial officer or officers, as appropriate to allow timely decisions regarding disclosure.

(xxvii) Tax Returns. The Company and its subsidiaries have filed all federal, state, local and foreign tax returns that are required to have been filed by them pursuant to applicable foreign, federal, state, local or other law or have duly requested extensions thereof, except insofar as the failure to file such returns or request such extensions would not reasonably be expected to result in a Material Adverse Effect, and has paid all taxes due pursuant to such returns or pursuant to any assessment received by the Company and its Subsidiaries, except for such taxes or assessments, if any, as are being contested in good faith and as to which adequate reserves have been provided or where the failure to pay would not reasonably be expected to result in a Material Adverse Effect. The charges, accruals and reserves on the books of the Company in respect of any income and corporation tax liability of the Company and each subsidiary for any years not finally determined are adequate to meet any assessments or re-assessments for additional income tax for any years not finally determined, except to the extent of any inadequacy that would not reasonably be expected to result in a Material Adverse Effect.

(xxviii) Suppliers. To the Company’s knowledge, no supplier of merchandise or gasoline to the Company or any of its subsidiaries has ceased shipments of merchandise to the Company or indicated to the Company or an executive officer of the Company an interest in decreasing or ceasing its sales to the Company or otherwise materially modifying its relationship with the Company, other than in the normal and ordinary course of business consistent with past practices between the Company and such supplier and that would result in a Material Adverse Effect.

(xxix) Similar Offerings. Neither the Company nor any of its affiliates, as such term is defined in Rule 501(b) under the 1933 Act (each, an “Affiliate”), has, directly or indirectly, solicited any offer to buy, sold or offered to sell or otherwise negotiated in respect of, or will solicit any offer to buy, sell or offer to sell or otherwise negotiate in respect of, in the United States or to any United States citizen or resident, any security which is or would be integrated with the sale of the Securities in a manner that would require the offered Securities to be registered under the 1933 Act.

(xxx) Rule 144A Eligibility. The Securities are eligible for resale pursuant to Rule 144A and will not be, at Closing Time, of the same class as securities listed on a national securities exchange registered under Section 6 of the 1934 Act, or quoted in a U.S. automated interdealer quotation system.

(xxxi) No General Solicitation. None of the Company, its Affiliates or to the Company’s knowledge any person acting on its or any of their behalf (other than the Initial Purchasers and their Affiliates, as to whom the Company makes no representation) has engaged or will engage, in connection with the offering of the offered Securities, in any form of general solicitation or general advertising within the meaning of Rule 502(c) under the 1933 Act.

(xxxii) No Registration Required. Subject to compliance by the Initial Purchasers with the procedures set forth in Section 6 hereof it is not necessary in connection with the offer, sale and delivery of the offered Securities to the Initial Purchasers and to each Subsequent Purchaser in the manner contemplated by this Agreement and the Offering Memorandum to register the Securities under the 1933 Act or to qualify the Indenture under the Trust Indenture Act of 1939, as amended (the “1939 Act”).

(xxxiii) Reporting Company. As of the date hereof, the Company is subject to the reporting requirements of Section 13 or Section 15(d) of the 1934 Act and is eligible to file a registration statement on Form S-3 for resales of the Securities and shares of Common Stock issuable upon conversion of the Notes.

(xxxiv) Listing of Common Stock. The Company’s Common Stock is registered pursuant to Section 12(g) of the 1934 Act and is listed on the Nasdaq National Market and the Company has taken no action designed to, or likely to have the effect of, terminating the registration of the Common Stock under the 1934 Act or delisting the Common Stock from the Nasdaq National Market, nor has the Company received any notification that the Commission or the Nasdaq National Market is contemplating terminating such registration or listing.

(xxxv) Common Stock Certificates. The certificates for the shares of Common Stock (including the shares of Common Stock issuable upon conversion of the Notes) conform to the requirements of the Nasdaq National Market and the Delaware General Corporation Law.

(b) Officer’s Certificates. Any certificate signed by any officer of the Company, any Guarantor or any of their respective subsidiaries delivered to the Representative or to counsel for the Initial Purchasers at the Closing Time or any Date of Delivery (if any) shall be deemed a representation and warranty by the Company, such Guarantor or any such subsidiary to each Initial Purchaser as to the matters covered thereby.

SECTION 2. Sale and Delivery to Initial Purchasers; Closing.

(a) Initial Securities. On the basis of the representations and warranties herein contained and subject to the terms and conditions herein set forth, the Company agrees to sell to each Initial Purchaser, severally and not jointly, and each Initial Purchaser, severally and not jointly, agrees to purchase from the Company, at the price set forth in Schedule B, the aggregate principal amount at maturity of Initial Securities set forth in Schedule A opposite the name of such Initial Purchaser, plus any additional principal amount at maturity of Initial Securities which such Initial Purchaser may become obligated to purchase pursuant to the provisions of Section 11 hereof.

(b) Option Securities. In addition, on the basis of the representations and warranties herein contained and subject to the terms and conditions herein set forth, the Company hereby grants an option to the Initial Purchasers, severally and not jointly, to purchase up to an additional $15,000,000 principal amount at maturity of Option Securities at the same price set forth in Schedule B for the Initial Securities, plus accrued interest, if any, from the Closing Time to the Date of Delivery (as defined below). The option hereby granted will expire 30 days after the date hereof and may be exercised in whole or in part from time to time on one or more occasions only for the purpose of covering overallotments which may be made in connection with the offering and distribution of the Initial Securities upon notice by Merrill Lynch to the Company setting forth the number of Option Securities as to which the several Initial Purchasers are then exercising the option and the time and date of payment and delivery for such Option Securities. Any such time and date of delivery (a “Date of Delivery”) shall be determined by Merrill Lynch, but shall not be later than seven full business days after the exercise of said option, nor in any event prior to the Closing Time, as hereinafter defined. If the option is exercised as to all or any portion of the Option Securities, each of the Initial Purchasers, acting severally and not jointly, will purchase that proportion of the aggregate principal amount at maturity of Option Securities then being purchased which the principal amount at maturity of Initial Securities set forth in Schedule A opposite the name of such Initial Purchaser bears to the aggregate principal amount at maturity of Initial Securities.

(c) Payment. Payment of the purchase price for, and delivery of the global certificates for, the Initial Securities shall be made at the offices of Fried, Frank, Harris, Shriver & Jacobson LLP, One New York Plaza, New York, New York 10004, or at such other place as shall be agreed upon by the Representative and the Company, at 9:00 A.M. (Eastern time) on the third (fourth, if pricing occurs after 4:30 P.M. (Eastern Time) on any given day) business day after the date hereof (unless postponed by the provisions of Section 11) or such other time not later than ten business days after such date as shall be agreed upon by the Representative and the Company (such time and date of payment and delivery being herein called “Closing Time”).

In addition, in the event that any or all of the Option Securities are purchased by the Initial Purchasers, payment of the purchase price for, and delivery of certificates for, such Option Securities shall be made at the above-mentioned offices, or at such other place as shall be agreed upon by the Representative and the Company, on each Date of Delivery as specified in the notice from the Representative to the Company.

Payment shall be made to the Company by wire transfer of immediately available funds to a bank account designated by the Company, against delivery to the Representative for the respective accounts of the Initial Purchasers of certificates for the Initial Securities or the Option Securities, if any, to be purchased by them. It is understood that each Initial Purchaser has authorized the Representative, for its account, to accept delivery of, receipt for, and make payment of the purchase price for, the Initial Securities and the Option Securities, if any, which it has agreed to purchase. Merrill Lynch, individually and not as representative of the Initial Purchasers, may (but shall not be obligated to) make payment of the purchase price for the Initial Securities or the Option Securities, if any, to be purchased by any Initial Purchaser whose funds have not been received by the Closing Time or the relevant Date of Delivery, as the case may be, but such payment shall not relieve such Initial Purchaser from its obligations hereunder.

(d) Denominations; Registration. Certificates for the Initial Securities and the Option Securities, if any, shall be in such denominations ($1,000 or integral multiples of $1,000 in excess thereof) and registered in such names as the Representative may request in writing at least two full business days before the Closing Time or relevant Date of Delivery, as the case may be. The certificates representing the Initial Securities and the Option Securities, if any, will be made available for examination and packaging by the Initial Purchasers in The City of New York not later than 10:00 A.M. (Eastern time) on the business day prior to the Closing Time or relevant Date of Delivery, as the case may be.

SECTION 3. Covenants of the Company. The Company covenants with each Initial Purchaser as follows:

(a) Offering Memorandum. The Company, as promptly as possible, will furnish to each Initial Purchaser, without charge, such number of copies of the Preliminary Offering Memorandum and the Final Offering Memorandum and any amendments and supplements thereto and documents incorporated by reference therein as such Initial Purchaser may reasonably request, which Preliminary Offering Memorandum and Final Offering Memorandum shall be in form and substance reasonably satisfactory to the Initial Purchasers.

(b) Notice and Effect of Material Events. The Company will immediately notify each Initial Purchaser, and confirm such notice in writing, of (x) any filing made by the Company or any Guarantor of information relating to the offering of the Securities with any securities exchange or any other regulatory body in the United States or any other jurisdiction, and (y) prior to the Closing Time or Date of Delivery, as appropriate, any material changes in or affecting the condition, financial or otherwise, or the earnings, business affairs or business prospects of the Company and its subsidiaries considered as one enterprise which (i) make any statement in the Preliminary Offering Memorandum or Final Offering Memorandum (or any amendment or supplement) false or misleading or (ii) are not disclosed in the Offering Memorandum. In such event or if during such time any event shall occur as a result of which it is necessary, in the reasonable opinion of any of the Company, its counsel, the Initial Purchasers or counsel for the Initial Purchasers, to amend or supplement the Preliminary Offering Memorandum or Final Offering Memorandum in order that the Preliminary Offering Memorandum or Final Offering Memorandum not include any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein not misleading in light of the circumstances then existing, the Company will forthwith amend or supplement the Preliminary Offering Memorandum or Final Offering Memorandum by preparing and furnishing to each Initial Purchaser an amendment or amendments of, or a supplement or supplements to, the Preliminary Offering Memorandum or Final Offering Memorandum (in form and substance satisfactory in the reasonable opinion of counsel for the Initial Purchasers) so that, as so amended or supplemented, the Preliminary Offering Memorandum or Final Offering Memorandum will not include an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in light of the circumstances existing at the time it is delivered to a Subsequent Purchaser, not misleading.

(c) Amendment to Offering Memorandum and Supplements. The Company will advise each Initial Purchaser promptly of any proposal to amend or supplement the Preliminary Offering Memorandum or Final Offering Memorandum (including an amendment by filing a document with the Commission which is incorporated by reference in the Preliminary Offering Memorandum or Final Offering Memorandum) and will not effect such amendment or supplement without the consent of the Initial Purchasers. Neither the consent of the Initial Purchasers, nor the Initial Purchaser’s delivery of any such amendment or supplement, shall constitute a waiver of any of the conditions set forth in Section 5 hereof.

(d) Blue Sky Qualifications. The Company will use its best efforts, in cooperation with the Initial Purchasers, to qualify the offered Securities and the shares of Common Stock issuable upon conversion of the Notes for offering and sale under the applicable securities laws of such states and other jurisdictions (domestic or foreign) as the Initial Purchasers may designate and to maintain such qualifications in effect as long as required for the sale of the Securities; provided, however, that the Company shall not be obligated to file any general consent to service of process or to qualify as a foreign corporation or as a dealer in securities in any jurisdiction in which it is not so qualified or to subject itself to taxation in respect of doing business in any jurisdiction in which it is not otherwise so subject. The Company will also supply the Initial Purchasers with such information as is necessary for the determination of the legality of the Securities for investment under the laws of such jurisdiction as the Initial Purchasers may request.

(e) DTC. The Company will cooperate with the Initial Purchasers and use its reasonable efforts to permit the offered Securities to be eligible for clearance and settlement through the facilities of DTC and will comply with all of the terms and conditions set forth in the representation letter of the Company to DTC relating to the approval of the Securities by DTC for book-entry transfer.

(f) Use of Proceeds. The Company will use the net proceeds received by it from the sale of the Securities in the manner specified in the Offering Memorandum under “Use of Proceeds.”

(g) Restriction on Sale of Common Stock. During a period of 60 days from the date of the Final Offering Memorandum, the Company and its subsidiaries will not, without the prior written consent of Merrill Lynch, (i) directly or indirectly, offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase or otherwise transfer or dispose of any share of Common Stock, par value $0.01 per share, of the Company or any securities convertible into or exercisable or exchangeable for Common Stock or other securities of the Company or file any registration statement under the 1933 Act with respect to any of the foregoing or (ii) enter into any swap or any other agreement or any transaction that transfers, in whole or in part, directly or indirectly, the economic consequence of ownership of the Common Stock or any other securities of the Company whether any such swap or transaction described in clause (i) or (ii) above is to be settled by delivery of Common Stock or such other securities, in cash or otherwise. The foregoing sentence shall not apply to (A) the Securities to be sold hereunder or any shares of Common Stock issuable upon conversion of the Securities, (B) any shares of Common Stock issued by the Company upon the exercise of an option or warrant or the conversion of a security outstanding on the date hereof and referred to in the Offering Memorandum or the Final Offering Memorandum (or in a document incorporated therein by reference), (C) any shares of Common Stock issued or options to purchase Common Stock granted pursuant to existing employee benefit plans of the Company referred to in the Offering Memorandum (or in a document incorporated therein by reference in the Offering Memorandum) or (D) the entering into of, and the issuance of shares of the Company’s Common Stock pursuant to the terms of, the Convertible Note Hedge Confirmation and the Warrant Confirmation. Notwithstanding the foregoing, if (1) during the last 17 days of the 60-day restricted period the Company issues an earnings release or material news or a material event relating to the Company occurs or (2) prior to the expiration of the 60-day restricted period, the Company announces that it will release earnings results or becomes aware that material news or a material event will occur during the 16-day period beginning on the last day of the 60-day restricted period, the restrictions imposed in this clause (g) shall continue to apply until the expiration of the 18-day period beginning on the issuance of the earnings release or the occurrence of the material news or material event.

(h) Stabilization and Manipulation. The Company has not taken and will not take, directly or indirectly, any action designed to or that might reasonably be expected to cause or result in stabilization or manipulation of the price of the Securities to facilitate the sale or resale of the Securities. Except as permitted by the 1933 Act, the Company will not distribute any final offering memorandum other than the Final Offering Memorandum, any preliminary offering memorandum other than the Preliminary Offering Memorandum, or any other offering material in connection with the offer and sale of the Securities.

(i) PORTAL Designation. The Company will use its reasonable efforts to permit the Securities to be designated PORTAL securities in accordance with the rules and regulations adopted by the National Association of Securities Dealers, Inc. (“NASD”) relating to trading in the PORTAL Market.

(j) Listing of Common Stock on the Nasdaq National Market. The Company will use its reasonable best efforts to effect the listing of the Common Stock issuable upon the conversion of the Securities on the Nasdaq National Market and will file with the Nasdaq National Market all documents and notices required by the Nasdaq National Market of companies that have securities that are traded in the over the counter market and quotations for which are reported by the Nasdaq National Market, including, when required, a notification of change in the number of shares of common stock outstanding.

(k) Reporting Requirements. Until the offering of the Securities is complete, which shall be deemed to be the Closing Time unless notified otherwise by the Initial Purchasers, the Company will file all documents required to be filed with the Commission pursuant to the 1934 Act within the time periods required by the 1934 Act and the 1934 Act Regulations.

(l) Registration Rights Agreement and Indenture. The Company agrees to enter into and comply with all the terms and conditions of the Registration Rights Agreement and the Indenture.

(m) Qualification Under the Trust Indenture Act. The Company agrees that simultaneously with any registration of the Securities pursuant to the Registration Rights Agreement, or at such earlier time as may be required, the Indenture shall be qualified under the 1939 Act and any necessary supplemental indentures will be entered into in connection therewith.

(n) Reservation of Shares of Common Stock. The Company will, at all times, reserve and keep available, free of preemptive rights, enough shares of Common Stock for the purpose of enabling the Company to satisfy any obligations to issue shares of Common Stock upon conversion of the Notes.

(o) No Advisory or Fiduciary Relationship. The Company acknowledges and agrees that (i) the purchase and sale of the Securities pursuant to this Agreement, including the determination of the offering price of the Securities and any related discounts and commissions, is an arm’s-length commercial transaction between the Company, on the one hand, and the several Initial Purchasers, on the other hand, (ii) in connection with the offering contemplated hereby and the process leading to such transaction each Initial Purchaser is and has been acting solely as a principal and is not the agent or fiduciary of the Company or its stockholders, creditors, employees or any other party, (iii) no Initial Purchaser has assumed or will assume an advisory or fiduciary responsibility in favor of the Company with respect to the offering contemplated hereby or the process leading thereto (irrespective of whether such Initial Purchaser has advised or is currently advising the Company on other matters) and no Initial Purchaser has any obligation to the Company with respect to the offering contemplated hereby except the obligations expressly set forth in this Agreement, (iv) the Initial Purchasers and their respective affiliates may be engaged in a broad range of transactions that involve interests that differ from those of the Company, and (v) the Initial Purchasers have not provided any legal, accounting, regulatory or tax advice with respect to the offering contemplated hereby and the Company has consulted its own legal, accounting, regulatory and tax advisors to the extent it deemed appropriate.

SECTION 4. Payment of Expenses.

(a) Expenses. The Company will pay all expenses incident to the performance of their obligations under this Agreement, including (i) the preparation and printing of the Preliminary Offering Memorandum and the Final Offering Memorandum (including financial statements and exhibits) and of each amendment or supplement thereto, (ii) the printing and delivery to the Initial Purchasers of this Agreement and such other documents as may be required in connection with the offering, purchase, sale, issuance or delivery of the Securities or the issuance or delivery of the Common Stock issuable upon conversion thereof, (iii) the preparation, issuance and delivery of the certificates for the Securities to the Initial Purchasers and the certificates for the Common Stock issuable upon conversion thereof, including any stock or other transfer taxes, any stamp or other duties payable upon the sale, issuance or delivery of the Securities to the Initial Purchasers or the issuance or delivery of the Common Stock issuable upon conversion thereof and any charges of DTC in connection therewith, (iv) the fees and disbursements of the Company’s and Guarantors’ counsel, accountants and other advisors, (v) the qualification of the Securities and the Common Stock issuable upon conversion thereof under securities laws of such states and other jurisdictions (domestic or foreign) as the Initial Purchasers may designate in accordance with the provisions of Section 3(d) hereof, including filing fees and the reasonable fees and disbursements of counsel for the Initial Purchasers in connection therewith and in connection with the preparation of the Blue Sky Survey and any supplement thereto, (vi) the printing and delivery to the Initial Purchasers of copies of each Preliminary Offering Memorandum and Final Offering Memorandum and any amendments or supplements thereto, (vii) the preparation, printing and delivery to the Initial Purchasers of copies of the Blue Sky Survey and any supplement thereto, (viii) the fees and expenses of the Trustee, including the fees and disbursements of counsel for the Trustee in connection with the Indenture and the Securities, (ix) the costs and expenses of the Company relating to investor presentations undertaken in connection with the marketing of the Securities including, without limitation, expenses associated with the production of slides and graphics, travel and lodging expenses of the representatives and officers of the Company and any such consultants, and the cost of aircraft and other transportation used by the Company in connection with the investor presentation, (x) any fees payable in connection with the rating of the Securities, (xi) the fees and expenses of any transfer agent or registrar for the Common Stock issuable upon conversion of the Notes, (xii) the fees and expenses incurred in connection with the listing of the Common Stock issuable upon conversion of the Notes on the Nasdaq National Market, and (xiii) any fees and expenses payable in connection with the initial and continued designation of the Securities as PORTAL securities under the PORTAL Market Rules pursuant to NASD Rule 5322. The Initial Purchasers agree to reimburse a portion of the Company’s expenses in an amount equal to 0.25% of the aggregate principal amount of the Notes sold pursuant to this offering.

(b) Termination of Agreement. If this Agreement is terminated by the Representative in accordance with the provisions of Section 5 or Section 10(a)(i) hereof, the Company and the Guarantors shall reimburse the Initial Purchasers for all of their reasonable out-of-pocket expenses incurred, including the reasonable fees and disbursements of counsel for the Initial Purchasers.

SECTION 5. Conditions of the Initial Purchasers’ Obligations. The obligations of the several Initial Purchasers hereunder are subject to the accuracy of the representations and warranties of the Company and the Guarantors contained in Section 1 hereof or in certificates of any officer of the Company or any Guarantor, to the performance by the Company and the Guarantors of their respective covenants and other obligations hereunder, and to the following further conditions:

(a) Opinion of Counsel for Company and the Guarantors. At Closing Time, the Initial Purchasers shall have received the favorable opinions, dated as of Closing Time, of Smith, Anderson, Blount, Dorsett, Mitchell & Jernigan, L.L.P., counsel for the Company, Bingham McCutchen, New York counsel for the Company, Leath, Bouch & Crawford LLP, South Carolina counsel to the Company, Smith Hulsey & Busey, Florida counsel to the Company, and Whelchel & Dunlap, LLP, Georgia counsel to the Company, in each case in form and substance reasonably satisfactory to counsel for the Initial Purchasers, in the form set forth in Exhibits A, B, C, D and E hereto and to such further effect as counsel to the Initial Purchasers may reasonably request. Such counsel may state that, insofar as such opinion involves factual matters, they have relied, to the extent they deem proper, upon certificates of officers of the Company, the Guarantors and their respective subsidiaries and certificates of public officials.

(b) Opinion of Counsel for Initial Purchasers. At Closing Time, the Initial Purchasers shall have received the favorable opinion, dated as of Closing Time, of Fried, Frank, Harris, Shriver & Jacobson LLP, counsel for the Initial Purchasers, with respect to the matters set forth in clauses (i), (iv), (v), (ix) (solely as to preemptive or other similar rights arising by operation of law or under the charter or by-laws of the Company), (xvii) and the first full paragraph following clause (xviii) of Exhibit A hereto and with respect to the matters set forth in clauses (i) and (ii) of Exhibit B hereto. In giving such opinion such counsel may rely, as to all matters governed by the laws of jurisdictions other than the law of the State of New York, the federal law of the United States and the General Corporation Law of the State of Delaware, upon the opinions of counsel satisfactory to the Initial Purchasers. Such counsel may also state that, insofar as such opinion involves factual matters, they have relied, to the extent they deem proper, upon certificates of officers of the Company, the Guarantors and their respective subsidiaries and certificates of public officials.

(c) Officers’ Certificates. At Closing Time, there shall not have been, since the date hereof or since the respective dates as of which information is given in the Offering Memorandum, any material adverse change in the condition (financial or otherwise), earnings, business affairs or business prospects of the Company and its subsidiaries considered as one enterprise, whether or not arising in the ordinary course of business, and the Initial Purchasers shall have received a certificate of the President or a Vice President of the Company and each Guarantor (solely with respect to such Guarantor) and of the chief financial or chief accounting officer of the Company and each Guarantor (solely with respect to such Guarantor), dated as of Closing Time, to the effect that (i) there has been no such material adverse change, (ii) the representations and warranties in Section 1 hereof are true and correct with the same force and effect as though expressly made at and as of Closing Time, and (iii) the Company and each Guarantor has complied with all agreements and satisfied all conditions on its part to be performed or satisfied under this Agreement at or prior to Closing Time.

(d) Accountant’s Comfort Letter. At the time of the execution of this Agreement, the Initial Purchasers shall have received from Deloitte & Touche LLP a letter in the form of Annex A hereto, dated as of such date, in form and substance satisfactory to the Initial Purchasers, containing statements and information of the type ordinarily included in accountants’ “comfort letters” to initial purchasers with respect to the financial statements and certain financial information contained in the Offering Memorandum.

(e) Bring-down Comfort Letter. At Closing Time, the Initial Purchasers shall have received from Deloitte & Touche LLP a letter, dated as of Closing Time, to the effect that they reaffirm the statements made in the letter furnished pursuant to subsection (d) of this Section, except that the specified date referred to shall be a date not more than three business days prior to Closing Time.

(f) PORTAL. At Closing Time, the Securities shall have been designated for trading on PORTAL.

(g) Approval of Listing. At Closing Time, the shares of Common Stock issuable upon conversion of the Notes shall have been approved for quotation on the Nasdaq National Market, subject only to official notice of issuance.

(h) Registration Rights Agreement and Indenture. At Closing Time, the Company and each of the Guarantors shall have entered into the Registration Rights Agreement and the Indenture in form and substance satisfactory to the Initial Purchasers.

(i) Lock-up Agreements. At Closing Time, the Initial Purchasers shall have received an agreement substantially in the form of Exhibit F hereto signed by the persons listed on Schedule D hereto.

(j) Third Party Consents. All third party consents necessary for consummation of the offer and sale of the Securities, in form and substance satisfactory to the Initial Purchasers, shall have been received by the Company.

(k) Conditions to Purchase of Option Securities. In the event that the Initial Purchasers exercise their option provided in Section 2(b) hereof to purchase all or any portion of the Option Securities, the representations and warranties of the Company and the Guarantors contained herein and the statements in any certificates furnished by the Company or any subsidiary of the Company hereunder shall be true and correct as of each Date of Delivery and, at the relevant Date of Delivery, the Initial Purchasers shall have received:

(i) Officers’ Certificate. A certificate, dated such Date of Delivery, of the President or a Vice President of the Company and each Guarantor and of the chief financial or chief accounting officer of the Company and each Guarantor confirming that the certificate delivered at the Closing Time pursuant to Section 5(c) hereof remains true and correct as of such Date of Delivery.

(ii) Opinion of Counsel for Company and the Guarantors. The opinions of Smith, Anderson, Blount, Dorsett, Mitchell & Jernigan, L.L.P., counsel for the Company, Leath, Bouch & Crawford LLP, South Carolina counsel to the Company, Smith Hulsey & Busey, Florida counsel to the Company, and Whelchel & Dunlap, LLP, Georgia counsel to the Company, dated such Date of Delivery, relating to the Option Securities to be purchased on such Date of Delivery and otherwise to the same effect as the opinion required by Section 5(a) hereof.

(iii) Opinion of Counsel for Initial Purchasers. The opinion of Fried, Frank, Harris, Shriver & Jacobson LLP, counsel for the Initial Purchasers, dated such Date of Delivery, relating to the Option Securities to be purchased on such Date of Delivery and otherwise to the same effect as the opinion required by Section 5(b) hereof.

(iv) Bring-down Comfort Letter. A letter from Deloitte & Touche LLP, in form and substance satisfactory to the Initial Purchasers and dated such Date of Delivery, substantially in the same form and substance as the letter furnished to the Initial Purchasers pursuant to Section 5(d) hereof, except that the “specified date” in the letter furnished pursuant to this paragraph shall be a date not more than three days prior to such Date of Delivery.

(l) Maintenance of Rating. Since the execution of this Agreement, there shall not have been any decrease in the rating of any of the Company’s debt securities by any “nationally recognized statistical rating organization” (as defined for purposes of Rule 436(g) under the 1933 Act) or any notice given of any intended or potential decrease in any such rating or of a possible change in any such rating that does not indicate the direction of the possible change.

(m) Additional Documents. At Closing Time, counsel for the Initial Purchasers shall have been furnished with such documents and opinions as they may require for the purpose of enabling them to pass upon the issuance and sale of the Securities as herein contemplated, or in order to evidence the accuracy of any of the representations or warranties, or the fulfillment of any of the conditions, herein contained; and all proceedings taken by the Company and the Guarantors in connection with the issuance and sale of the Securities as herein contemplated shall be satisfactory in form and substance to the Initial Purchasers and counsel for the Initial Purchasers.

(n) Termination of Agreement. If any condition specified in this Section shall not have been fulfilled when and as required to be fulfilled, this Agreement, or, in the case of any condition to the purchase of Option Securities, on a Date of Delivery which is after Closing Time, the obligations of the several Initial Purchasers to purchase the relevant Option Securities, may be terminated by the Representative by notice to the Company at any time at or prior to Closing Time or such Date of Delivery, as the case may be, and such termination shall be without liability of any party to any other party except as provided in Section 4 and except that Sections 1, 7, 8 and 9 shall survive any such termination and remain in full force and effect.

SECTION 6. Subsequent Offers and Resales of the Securities.

(a) Offer and Sale Procedures. Each of the Initial Purchasers and the Company hereby establish and agree to observe the following procedures in connection with the offer and sale of the Securities:

(i) Offers and Sales. Offers and sales of the Securities shall be made to such persons and in such manner as is contemplated herein and by the Offering Memorandum.

(ii) No General Solicitation. No general solicitation or general advertising (within the meaning of Rule 502(c) under the 1933 Act) will be used in the United States in connection with the offering or sale of the Securities.

(iii) Minimum Principal Amount. No sale of the Securities to any one Subsequent Purchaser will be for less than U.S. $1,000 principal amount and no Security will be issued in a smaller principal amount. If the Subsequent Purchaser is a non-bank fiduciary acting on behalf of others, each person for whom it is acting must purchase at least U.S. $1,000 principal amount of the Securities.

(b) Covenants of the Company and the Guarantors. The Company and each Guarantor covenants with each Initial Purchaser as follows:

(i) Integration. The Company and each Guarantor agrees that it will not and will cause its Affiliates not to, directly or indirectly, solicit any offer to buy, sell or make any offer or sale of, or otherwise negotiate in respect of, securities of the Company or any Guarantor of any class if, as a result of the doctrine of “integration” referred to in Rule 502 under the 1933 Act, such offer or sale would render invalid (for the purpose of (i) the sale of the offered Securities by the Company and the Guarantors to the Initial Purchasers, (ii) the resale of the offered Securities by the Initial Purchasers to Subsequent Purchasers or (iii) the resale of the offered Securities by such Subsequent Purchasers to others) the exemption from the registration requirements of the 1933 Act provided by Section 4(2) thereof or by Rule 144A thereunder or otherwise.

(ii) Rule 144A Information. The Company and each Guarantor agrees that, in order to render the offered Securities eligible for resale pursuant to Rule 144A under the 1933 Act, while any of the offered Securities (or shares of Common Stock issuable upon conversion thereof) remain outstanding, it will make available, upon request, to any holder of offered Securities or prospective purchasers of Securities the information specified in Rule 144A(d)(4), unless the Company furnishes information to the Commission pursuant to Section 13 or 15(d) of the 1934 Act.

(iii) Restriction on Repurchases. Until the expiration of two years after the original issuance of the offered Securities or the Delivery Date, if later, the Company and each Guarantor will not, and will cause its Affiliates not to, resell any offered Securities or the shares of Common Stock issuable upon the conversion thereof which are “restricted securities” (as such term is defined under Rule 144(a)(3) under the 1933 Act), whether as beneficial owner or otherwise that have been reacquired by them except pursuant to an effective registration statement under the 1933 Act.

(c) Representations by Initial Purchasers; Resale by Initial Purchasers.

(i) Each Initial Purchaser severally and not jointly represents and warrants to, and agrees with, the Company and each Guarantor that it is a Qualified Institutional Buyer and an “accredited investor” within the meaning of Rule 501(a) under the 1933 Act (an “Accredited Investor”).

(ii) Each Initial Purchaser severally acknowledges that the Securities have not been registered under the 1933 Act and may not be offered or sold except pursuant to an exemption from registration requirements of the 1933 Act. Each Initial Purchaser severally and not jointly represents and warrants to, and agrees that it has offered and sold the Securities, and will offer and sell the Securities only in accordance with Rule 144A under the 1933 Act (“Rule 144A”) to Qualified Institutional Buyers or to persons reasonably believed to be Qualified Institutional Buyers. Each Initial Purchaser severally agrees to inform, and cause each of its U.S. Affiliates to inform, persons acquiring Securities from such Initial Purchaser or affiliate, as the case may be, in the United States that the Securities (A) have not been and will not be registered under the 1933 Act, (B) are being sold to them without registration under the 1933 Act in reliance on Rule 144A or in accordance with another exemption from registration under the 1933 Act, as the case may be, and (C) may not be offered, sold or otherwise transferred except (1) to the Company, (2) in accordance with Rule 144A to a person whom the seller reasonably believes is a Qualified Institutional Buyer that is purchasing such Securities for its own account or for the account of a Qualified Institutional Buyer to whom notice is given that the offer, sale or transfer is being made in reliance on Rule 144A or (3) pursuant to another available exemption from registration under the 1933 Act.

(iii) Each Initial Purchaser severally agrees that it will not offer, sell or deliver any of the Securities in any jurisdiction outside the United States except under circumstances that will result in compliance with the applicable laws thereof, and that it will take at its own expense whatever action is required to permit its purchase and resale of the Securities in such jurisdictions.

SECTION 7. Indemnification.

(a) Indemnification of Initial Purchasers. The Company and the Guarantors agree to indemnify and hold harmless each Initial Purchaser, their respective affiliates, as such term is defined in Rule 501(b) under the 1933 Act (each, an “Affiliate”), their respective selling agents and each person, if any, who controls any Initial Purchaser within the meaning of Section 15 of the 1933 Act or Section 20 of the 1934 Act, in each case, as follows:

(i) against any and all loss, liability, claim, damage and expense whatsoever, as incurred, arising out of any untrue statement or alleged untrue statement of a material fact contained in any Preliminary Offering Memorandum (or any amendment or supplement thereto) or the Final Offering Memorandum (or any amendment or supplement thereto), or the omission or alleged omission therefrom of a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading;

(ii) against any and all loss, liability, claim, damage and expense whatsoever, as incurred, to the extent of the aggregate amount paid in settlement of any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or of any claim whatsoever based upon any such untrue statement or omission, or any such alleged untrue statement or omission, provided that (subject to Section 7(d) below) any such settlement is effected with the written consent of the Company; and

(iii) against any and all expense whatsoever, as incurred (including subject to Section 7(c) the fees and disbursements of counsel chosen by Merrill Lynch), reasonably incurred in investigating, preparing or defending against any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or any claim whatsoever based upon any such untrue statement or omission, or any such alleged untrue statement or omission, to the extent that any such expense is not paid under (i) or (ii) above;

provided, however, that this indemnity agreement shall not apply to any loss, liability, claim, damage or expense to the extent arising out of any untrue statement or omission or alleged untrue statement or omission made in reliance upon and in conformity with written information furnished to the Company by any Initial Purchaser through Merrill Lynch expressly for use in the Final Offering Memorandum (or any amendment or supplement thereto) or the Preliminary Offering Memorandum; provided, further, that the Company and the Guarantors will not be liable to the Initial Purchasers, its Affiliates, or any person controlling any Initial Purchaser with respect to any such untrue statement or alleged untrue statement or omission or alleged omission made in any Preliminary Offering Memorandum to the extent that the Company shall sustain the burden of proving that any such loss, liability, claim, damage or expense resulted from the fact that the Initial Purchasers sold securities to a person to whom the Initial Purchasers failed to send or give, at or prior to the written confirmation of the sale of such Securities, a copy of the Final Offering Memorandum (as amended or supplemented) if the Company has previously furnished copies thereof to the Initial Purchasers (sufficiently in advance of the Closing Time to allow for distribution of the Final Offering Memorandum in a timely manner) and complied with their obligations under Sections 3(b), 3(c) and 3(d) hereof and the loss, liability, claim, damage or expense of the Initial Purchasers resulted from an untrue statement or omission or alleged untrue statement or omission of a material fact contained in or omitted from such Preliminary Offering Memorandum (as amended or supplemented) which was corrected in the Final Offering Memorandum (as amended or supplemented).

(b) Indemnification of Company and the Guarantors. Each Initial Purchaser, severally and not jointly, agrees to indemnify and hold harmless the Company, its directors, the Guarantors and each person, if any, who controls the Company or any Guarantor within the meaning of Section 15 of the 1933 Act or Section 20 of the 1934 Act against any and all loss, liability, claim, damage and expense described in the indemnity contained in subsection (a) of this Section, as incurred, but only with respect to untrue statements or omissions, or alleged untrue statements or omissions, made in the Final Offering Memorandum (or any amendment or supplement thereto) or the Preliminary Offering Memorandum in reliance upon and in conformity with written information furnished to the Company by such Initial Purchaser through Merrill Lynch expressly for use in the Final Offering Memorandum (or any amendment or supplement thereto) or the Preliminary Offering Memorandum.

(c) Actions against Parties; Notification. Each indemnified party shall give notice as promptly as reasonably practicable to each indemnifying party of any action commenced against it in respect of which indemnity may be sought hereunder, but failure to so notify an indemnifying party shall not relieve such indemnifying party from any liability hereunder to the extent it is not materially prejudiced as a result thereof and in any event shall not relieve it from any liability which it may have otherwise than on account of this indemnity agreement. In the case of parties indemnified pursuant to Section 7(a) above, counsel to the indemnified parties shall be selected by Merrill Lynch, and, in the case of indemnification pursuant to Section 7(b) above, counsel to such indemnified parties shall be selected by the Company. An indemnifying party may participate at its own expense in the defense of any such action; provided, however, that counsel to the indemnifying party shall not (except with the consent of the indemnified party) also be counsel to the indemnified party. In no event shall the indemnifying parties be liable for fees and expenses of more than one counsel (in addition to any local counsel) separate from their own counsel for all indemnified parties in connection with any one action or separate but similar or related actions in the same jurisdiction arising out of the same general allegations or circumstances. No indemnifying party shall, without the prior written consent of the indemnified parties, settle or compromise or consent to the entry of any judgment with respect to any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or any claim whatsoever in respect of which indemnification or contribution could be sought under this Section 7 or Section 8 hereof (whether or not the indemnified parties are actual or potential parties thereto), unless such settlement, compromise or consent (i) includes an unconditional release of each indemnified party from all liability arising out of such litigation, investigation, proceeding or claim and (ii) does not include a statement as to or an admission of fault, culpability or a failure to act by or on behalf of any indemnified party.

(d) Settlement without Consent if Failure to Reimburse. If at any time an indemnified party shall have requested an indemnifying party to reimburse the indemnified party for fees and expenses of counsel, such indemnifying party agrees that it shall be liable for any settlement of the nature contemplated by Section 7(a)(ii) effected without its written consent if (i) such settlement is entered into more than 45 days after receipt by such indemnifying party of the aforesaid request, (ii) such indemnifying party shall have received notice of the terms of such settlement at least 30 days prior to such settlement being entered into and (iii) such indemnifying party shall not have reimbursed such indemnified party in accordance with such request prior to the date of such settlement.

SECTION 8. Contribution. If the indemnification provided for in Section 7 hereof is for any reason unavailable to or insufficient to hold harmless an indemnified party in respect of any losses, liabilities, claims, damages or expenses referred to therein, then each indemnifying party shall contribute to the aggregate amount of such losses, liabilities, claims, damages and expenses incurred by such indemnified party, as incurred, (i) in such proportion as is appropriate to reflect the relative benefits received by the Company and the Guarantors on the one hand and the Initial Purchasers on the other hand from the offering of the Securities pursuant to this Agreement or (ii) if the allocation provided by clause (i) is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the Company and the Guarantors on the one hand and of the Initial Purchasers on the other hand in connection with the statements or omissions which resulted in such losses, liabilities, claims, damages or expenses, as well as any other relevant equitable considerations.

The relative benefits received by the Company and the Guarantors on the one hand and the Initial Purchasers on the other hand in connection with the offering of the Securities pursuant to this Agreement shall be deemed to be in the same respective proportions as the total net proceeds from the offering of the Securities pursuant to this Agreement (before deducting expenses) received by the Company and the total Initial Purchasers’ discount received by the Initial Purchasers, bear to the aggregate initial issue price of $1,000 aggregate principal amount at maturity of Securities.

The relative fault of the Company and the Guarantors on the one hand and the Initial Purchasers on the other hand shall be determined by reference to, among other things, whether any such untrue or alleged untrue statement of a material fact or omission or alleged omission to state a material fact relates to information supplied by the Company or by the Initial Purchasers and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.

The Company, the Guarantors and the Initial Purchasers agree that it would not be just and equitable if contribution pursuant to this Section 8 were determined by pro rata allocation or by any other method of allocation which does not take account of the equitable considerations referred to above in this Section 8. The aggregate amount of losses, liabilities, claims, damages and expenses incurred by an indemnified party and referred to above in this Section 8 shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in investigating, preparing or defending against any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or any claim whatsoever based upon any such untrue or alleged untrue statement or omission or alleged omission.

Notwithstanding the provisions of this Section 8, no Initial Purchaser shall be required to contribute any amount in excess of the amount by which the total price at which the Securities purchased and sold by it hereunder exceeds the amount of any damages which such Initial Purchaser has otherwise been required to pay by reason of any such untrue or alleged untrue statement or omission or alleged omission.

No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the 1933 Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.

For purposes of this Section 8, each person, if any, who controls an Initial Purchaser within the meaning of Section 15 of the 1933 Act or Section 20 of the 1934 Act and each Initial Purchaser’s Affiliates and selling agents shall have the same rights to contribution as such Initial Purchaser and each director of the Company or any Guarantor and each person, if any, who controls the Company or any Guarantor within the meaning of Section 15 of the 1933 Act or Section 20 of the 1934 Act shall have the same rights to contribution as the Company or any Guarantor. The Initial Purchasers’ respective obligations to contribute pursuant to this Section 8 are several in proportion to the principal amount at maturity of Initial Securities set forth opposite their respective names in Schedule A hereto and not joint.

SECTION 9. Representations, Warranties and Agreements to Survive Delivery. All representations, warranties and agreements contained in this Agreement or in certificates of officers of the Company, the Guarantors or any of their respective subsidiaries submitted pursuant hereto, shall remain operative and in full force and effect, regardless of any investigation made by or on behalf of any Initial Purchaser or its Affiliates or selling agents, any person controlling any Initial Purchaser, the Company or any person controlling the Company, the Guarantors or their respective subsidiaries and delivery of and payment for the Securities to the Initial Purchasers.

SECTION 10. Termination of Agreement.

(a) Termination; General. The Representative may terminate this Agreement, by notice to the Company and the Guarantors, at any time at or prior to Closing Time (i) if there has been, since the time of execution of this Agreement or since the respective dates as of which information is given in the Final Offering Memorandum (exclusive of any supplement thereto), any material adverse change in the condition, financial or otherwise, or in the earnings, business affairs or business prospects of the Company, the Guarantors and their respective subsidiaries considered as one enterprise, whether or not arising in the ordinary course of business, or (ii) if there has occurred any material adverse change in the financial markets in the United States or the international financial markets, any outbreak of hostilities or escalation thereof or other calamity or crisis or any change or development involving a prospective change in national or international political, financial or economic conditions, in each case the effect of which is such as to make it, in the judgment of the Representative, impracticable or inadvisable to market the Securities or to enforce contracts for the sale of the Securities, or (iii) if trading in any securities of the Company has been suspended or materially limited by the Commission or the Nasdaq National Market, or if trading generally on the American Stock Exchange or the New York Stock Exchange or in the Nasdaq National Market has been suspended or materially limited, or minimum or maximum prices for trading have been fixed, or maximum ranges for prices have been required, by any of said exchanges or by such system or by order of the Commission, the National Association of Securities Dealers, Inc. or any other governmental authority, or (iv) a material disruption has occurred in commercial banking or securities settlement or clearance services in the United States, or (v) if a banking moratorium has been declared by either Federal or New York authorities.

(b) Liabilities. If this Agreement is terminated pursuant to this Section, such termination shall be without liability of any party to any other party except as provided in Section 4 hereof, and provided further that Sections 1, 7, 8 and 9 shall survive such termination and remain in full force and effect.

SECTION 11. Default by One or More of the Initial Purchasers. If one or more of the Initial Purchasers shall fail at Closing Time or a Date of Delivery to purchase the Securities which it or they are obligated to purchase under this Agreement (the “Defaulted Securities”), the Representative shall have the right, within 24 hours thereafter, to make arrangements for one or more of the non-defaulting Initial Purchasers, or any other initial purchasers reasonably acceptable to the Company, to purchase all, but not less than all, of the Defaulted Securities in such amounts as may be agreed upon and upon the terms herein set forth; if, however, the Representative shall not have completed such arrangements within such 24-hour period, then:

(a) if the number of Defaulted Securities does not exceed 10% of the aggregate principal amount at maturity of the Securities to be purchased on such date, each of the non-defaulting Initial Purchasers shall be obligated, severally and not jointly, to purchase the full amount thereof in the proportions that their respective underwriting obligations hereunder bear to the underwriting obligations of all non-defaulting Initial Purchasers, or

(b) if the number of Defaulted Securities exceeds 10% of the aggregate principal amount at maturity of the Securities to be purchased on such date, this Agreement or, with respect to any Date of Delivery which occurs after the Closing Time, the obligation of the Initial Purchasers to purchase and of the Company and the Guarantors to sell the Option Securities to be purchased and sold on such Date of Delivery shall terminate without liability on the part of any non-defaulting Initial Purchaser.

No action taken pursuant to this Section shall relieve any defaulting Initial Purchaser from liability in respect of its default.

In the event of any such default which does not result in a termination of this Agreement or, in the case of a Date of Delivery which is after the Closing Time, which does not result in a termination of the obligation of the Initial Purchasers to purchase and the Company and the Guarantors to sell the relevant Option Securities, as the case may be, either (i) the Representative or (ii) the Company shall have the right to postpone Closing Time or the relevant Date of Delivery, as the case may be, for a period not exceeding seven days in order to effect any required changes in the Offering Memorandum or in any other documents or arrangements. As used herein, the term “Initial Purchasers” includes any person substituted for an Initial Purchaser under this Section 11.

SECTION 12. Default by the Company and the Guarantors. If the Company shall fail at Closing Time or at the Date of Delivery to sell the aggregate principal amount at maturity of Securities that it is obligated to sell hereunder, or any Guarantor fails at the Closing Time or at the Date of Delivery to sell the Guarantees that it is obligated to sell hereunder, then this Agreement shall terminate without any liability on the part of any nondefaulting party; provided, however, that the provisions of Sections 1, 4, 7, 8 and 9 shall remain in full force and effect. No action taken pursuant to this Section shall relieve the Company and the Guarantors from liability, if any, in respect of such default.

SECTION 13. Tax Disclosure. Notwithstanding any other provision of this Agreement, from the commencement of discussions with respect to the transactions contemplated hereby, the Company and the Guarantors (and each employee, representative or other agent of the Company and the Guarantors) may disclose to any and all persons, without limitation of any kind, the tax treatment and tax structure (as such terms are used in Sections 6011, 6111 and 6112 of the U.S. Code and the Treasury Regulations

promulgated thereunder) of the transactions contemplated by this Agreement and all materials of any kind (including opinions or other tax analyses) that are provided relating to such tax treatment and tax structure.

SECTION 14. Notices. All notices and other communications hereunder shall be in writing and shall be deemed to have been duly given if mailed or transmitted by any standard form of telecommunication. Notices to the Initial Purchasers shall be directed to the Representative at 4 World Financial Center, New York, New York 10080, attention of Equity Capital Markets; with a copy to Fried, Frank, Harris, Shriver & Jacobson LLP, One New York Plaza, New York, New York 10004, attention of Valerie Ford Jacob, Esq.; and notices to the Company and the Guarantors shall be directed to them at The Pantry, Inc., 1801 Douglas Drive, Sanford, North Carolina 27330, attention of Dan Kelly, with a copy to Smith, Anderson, Blount, Dorsett, Mitchell & Jernigan, LLP, 2500 Wachovia Capitol Center, Post Office Box 2611, Raleigh, North Carolina 27602-2611, attention of Carl N. Patterson.

SECTION 15. Parties. This Agreement shall each inure to the benefit of and be binding upon the Initial Purchasers, the Company and the Guarantors and their respective successors. Nothing expressed or mentioned in this Agreement is intended or shall be construed to give any person, firm or corporation, other than the Initial Purchasers, the Company and the Guarantors and their respective successors and the controlling persons and officers and directors referred to in Sections 7 and 8 and their heirs and legal representatives, any legal or equitable right, remedy or claim under or in respect of this Agreement or any provision herein contained. This Agreement and all conditions and provisions hereof are intended to be for the sole and exclusive benefit of the Initial Purchasers, the Company and the Guarantors and their respective successors, and said controlling persons and officers and directors and their heirs and legal representatives, and for the benefit of no other person, firm or corporation. No purchaser of Securities from any Initial Purchaser shall be deemed to be a successor by reason merely of such purchase.

SECTION 16. GOVERNING LAW AND TIME. THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK. TIME SHALL BE OF THE ESSENCE OF THIS AGREEMENT. EXCEPT AS OTHERWISE SET FORTH HEREIN, SPECIFIED TIMES OF DAY REFER TO NEW YORK CITY TIME.

SECTION 17. Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original, but all such counterparts shall together constitute one and the same Agreement.

SECTION 18. Effect of Headings. The Article and Section headings herein and the Table of Contents are for convenience only and shall not affect the construction hereof.

If the foregoing is in accordance with your understanding of our agreement, please sign and return to the Company a counterpart hereof, whereupon this instrument, along with all counterparts, will become a binding agreement among the Initial Purchasers, the Company and the Guarantors in accordance with its terms.

Very truly yours,

THE PANTRY, INC.

By:	/s/ Peter J. Sodini
Name:	Peter J. Sodini
Title:	President and Chief Executive Officer

KANGAROO, INC.

By:	/s/ Peter J. Sodini
Name:	Peter J. Sodini
Title:	Chairman of the Board and Chief Executive Officer

R. & H. MAXXON, INC.

By:	/s/ Peter J. Sodini
Name:	Peter J. Sodini
Title:	Chairman of the Board and Chief Executive Officer

CONFIRMED AND ACCEPTED,
as of the date first above written:

MERRILL LYNCH & CO.
MERRILL LYNCH, PIERCE, FENNER & SMITH
INCORPORATED
WACHOVIA CAPITAL MARKETS, LLC

By:	MERRILL LYNCH, PIERCE, FENNER & SMITH
INCORPORATED

By:	/s/ Edward Aitken
Authorized Signatory

SCHEDULE A

Name of Initial Purchaser	Principal Amount at Maturity of Securities
Merrill Lynch, Pierce, Fenner & Smith Incorporated	$87,750,000
Wachovia Capital Markets, LLC	47,250,000

Total	$135,000,000

Sch A-1

SCHEDULE B

$135,000,000

3.00% Senior Subordinated Convertible Notes due 2012

1. The initial issue price of the Notes shall be 100% of the principal amount at maturity thereof, plus accrued interest, if any, from the date of issuance.

2. The purchase price to be paid by the Initial Purchasers for the Initial Securities shall be 97.5% of the principal amount at maturity thereof.

3. The Notes shall be convertible into shares of Common Stock at an initial conversion price of $50.09 per share (equivalent to an initial conversion rate of 19.9622 shares per $1,000 principal amount of the Notes).

Sch B-1

SCHEDULE C

List of Guarantors

Kangaroo, Inc., a Georgia corporation

R. & H. Maxxon, Inc., a South Carolina corporation

Sch C-1

SCHEDULE D

List of Persons and Entities Subject to Lock-up Agreement

Peter J. Sodini

Steven J. Ferreira

Joseph A. Krol

Daniel J. Kelly

David M. Zaborski

Todd W. Halloran

Peter M. Starrett

Hubert E. Yarborough, III

Byron E. Allumbaugh

Thomas M. Murnane

Paul L. Brunswick

Bryan E. Monkhouse

Robert F. Bernstock

Edwin J. Holman

Sch D-1

Exhibit A

FORM OF OPINION OF

SMITH, ANDERSON, BLOUNT, DORSETT, MITCHELL & JERNIGAN, L.L.P.

TO BE DELIVERED PURSUANT TO SECTION 5(a)

November     , 2005

Merrill Lynch & Co.

Merrill Lynch, Pierce, Fenner & Smith Incorporated

Wachovia Capital Markets, LLC

c/o	Merrill Lynch, Pierce, Fenner & Smith Incorporated

4 World Financial Center

New York, New York 10080

The Pantry, Inc. $135,000,000 Aggregate Principal Amount

of 3.00% Senior Subordinated Convertible Notes due 2012

Ladies and Gentlemen:

We have acted as counsel to The Pantry, Inc., a Delaware corporation (the “Company”), in connection with the transactions (the “Transactions”) contemplated by that certain Purchase Agreement (the “Purchase Agreement”) dated as of November 16, 2005 among the Company, the guarantors named therein (the “Guarantors”) and Merrill Lynch & Co., Merrill Lynch, Pierce, Fenner & Smith Incorporated and Wachovia Capital Markets, LLC (the “Initial Purchasers”) relating to (i) the sale by the Company and the purchase by the Initial Purchasers, acting severally and not jointly, of the respective principal amounts at maturity set forth in Schedule A thereto of $135,000,000 aggregate principal amount at maturity of the Company’s 3.00% Senior Subordinated Convertible Notes due 2012 (the “Notes”), (ii) the grant by the Company to the Initial Purchasers of an option to purchase all or any part of an additional $15,000,000 of Notes, and (iii) the issuance and sale by the Guarantors of the senior subordinated guarantees (the “Guarantees”) of the Company’s obligations under the Notes. This opinion letter is delivered pursuant to Section 5(a) of the Purchase Agreement. All capitalized terms used herein and not otherwise defined herein shall have the same meanings as are ascribed to them in the Purchase Agreement.

We have reviewed such documents and considered such matters of law and fact as we, in our professional judgment, have deemed appropriate to render the opinions contained herein. These documents included, among others, the following:

(a)	a copy, certified by the Secretary of State of the State of Delaware, of the Amended and Restated Certificate of Incorporation of the Company, as amended to November , 2005 (the “Certificate of Incorporation”);

(b)	a copy, certified by a duly authorized officer of the Company, of the Amended and Restated Bylaws of the Company, as amended to the date of this opinion letter (the “Bylaws”);

(c)	the records of certain proceedings and actions of the board of directors of the Company relating to the Transactions, which have been certified to us as constituting all of the proceedings and actions relating thereto;

(d)	the Purchase Agreement;

(e)	the Registration Rights Agreement

(f)	the Indenture;

(g)	the Notes;

(h)	the Guarantees;

(i)	the Offering Memorandum;

(j)	the Company’s Annual Report on Form 10-K/A for the fiscal year ended September 30, 2004 (the “Form 10-K”); and

(k)	the contracts filed either as exhibits to any report incorporated by reference in the Offering Memorandum or identified on Exhibit B attached hereto.

Where we have considered it appropriate, with respect to certain facts we have relied, with your permission, and without investigation or analysis of any underlying data contained therein, upon (i) certificates or other comparable documents of public officials, and (ii) certificates of officers or other appropriate representatives of the Company or the Guarantors who by position we believe are responsible (including, without limitation, the officer’s certificate dated November [    ], 2005 referred to as the “Officer’s Certificate” in our opinions below and attached hereto as Exhibit A). In rendering our opinion that the Company “is validly existing as a corporation in good standing,” we have relied solely upon a Certificate of Good Standing regarding the Company from the Delaware Secretary of State dated November [    ], 2005.

Except as otherwise specifically identified below, in rendering our opinions concerning the Company’s corporate power to operate its business as described in the Offering Memorandum, we have relied solely upon the Officers’ Certificate to identify the jurisdictions in which the conduct of such entity’s business is material to the operations of the Company and its subsidiaries taken as a whole. Furthermore, we have relied upon and assumed the correctness of the representations and warranties of the Company, the Guarantors and the Initial Purchasers, as to matters of fact, contained in the Purchase Agreement. Except as relates to the authorization, execution and delivery by the Company of the Purchase Agreement and of other documents executed and delivered by the Company in connection therewith or in connection with the other matters regarding which we opine herein, we have assumed without investigation (i) the due promulgation and validity of all statutes, regulations, administrative procedures, determinations, permits and orders, (ii) the authenticity and completeness of all documents submitted to us as originals, (iii) the conformity to authentic original documents and completeness of each document submitted to us as a copy, (iv) the genuineness of all signatures and authority of all signatories that are on such originals or copies, (v) that there have been no modifications, waivers or amendments to any of the agreements or other documents we have reviewed, and (vi) that the certificates of public officials dated earlier than the date hereof remain accurate from such earlier date through and including the date hereof.

We have assumed for the purposes of the opinions below, other than with respect to the Company, that each of the parties who have executed the agreements and contracts referred to herein as individuals have sufficient legal capacity to execute the same, that each of the other parties to the agreements and contracts referred to herein is duly incorporated or organized, validly existing and in good standing under the laws of its jurisdiction of incorporation or organization; that each such party has the requisite corporate or other organizational power and authority to perform its obligations under such agreements and contracts, as applicable; and that such agreements and contracts have been duly authorized, executed and delivered by each such party and each of them constitutes the legally valid and binding obligations of such parties (other than the Company and the Guarantors, as to which you are relying solely on the opinion of Bingham McCutchen LLP of even date herewith), enforceable against such parties (other than the Company and the Guarantors) in accordance with their respective terms.

The phrases “to our knowledge” and “known to us” mean the conscious awareness by lawyers in the primary lawyer group of factual matters such lawyers recognize as being relevant to the opinion or confirmation so qualified. Where any opinion or confirmation is qualified by the phrase “to our knowledge” or “known to us,” the lawyers in the primary lawyer group are without conscious awareness that the opinion or confirmation is untrue. “Primary lawyer group” means any lawyer in this firm (i) who signs this opinion letter, (ii) who is actively involved in negotiating or documenting the Transactions or in reviewing the Offering Memorandum for purposes of the Transactions or who has rendered significant legal services to the Company in the past twelve months, or (iii) solely as to information relevant to a particular opinion or factual confirmation issue, who is primarily responsible for providing the response concerning the particular opinion or issue.

The opinions set forth herein are limited to matters governed by the laws of the State of North Carolina, the General Corporation Law of the State of Delaware (the “Delaware General Corporation Law”), and the federal laws of the United States, and no opinion is expressed herein as to the laws of any other jurisdiction.

Based upon and subject to the foregoing and the further assumptions, limitations and qualifications hereinafter expressed, it is our opinion that:

(i)	The Company is validly existing as a corporation in good standing under the laws of the State of Delaware.

(ii)	The Company has the corporate power to execute, deliver and perform its obligations under the Purchase Agreement, the Registration Rights Agreement, the Indenture and the Notes and to operate its business as described in the Offering Memorandum.

(iii)	The shares of issued and outstanding capital stock of the Company have been duly authorized and validly issued and are fully paid and nonassessable. None of the outstanding shares of capital stock of the Company was issued in violation of the preemptive rights of any security holder of the Company imposed by the Delaware General Corporation Law, the Certificate of Incorporation or Bylaws, or any contract listed as an exhibit to any report incorporated by reference into the Offering Memorandum or on Exhibit B hereto. Other than as set forth in the Offering Memorandum, the capital stock of each Guarantor owned by the Company, directly or through subsidiaries, is owned free from liens or encumbrances.

(iv)	The Company has authorized the execution, delivery and performance of each of the Purchase Agreement, the Registration Rights Agreement and the Indenture by all necessary corporate action and has duly executed and delivered the Purchase Agreement, the Registration Rights Agreement and the Indenture.

(v)	The Company has authorized the execution and delivery of the Notes by all necessary corporate action and has duly executed and delivered the Notes.

(vi)	The Notes, the Indenture, the Registration Rights Agreement and the Guarantees conform in all material respects, in summary form, to the descriptions thereof contained in the Offering Memorandum.

(vii)	The Indenture complies as to form in all material respects with the requirements of the Trust Indenture Act of 1939, as amended (the “Trust Indenture Act”) and the rules and regulations of the Commission under the Trust Indenture Act applicable to an indenture that is qualified thereunder.

(viii)	Upon issuance and delivery of the Notes in accordance with the Purchase Agreement and the Indenture, the Notes shall be convertible at the option of the holder thereof for shares of Common Stock in accordance with the terms of the Notes and the Indenture. The shares of Common Stock issuable upon conversion of the Notes have been duly authorized and reserved for issuance upon such conversion by all necessary corporate action. Such shares of Common Stock, when issued upon such conversion, will be validly issued and will be fully paid and nonassessable.

(ix)	The issuance of shares of Common Stock upon conversion of the Notes is not subject to the preemptive or other similar rights of any securityholder of the Company.

(x)	The documents incorporated by reference in the Offering Memorandum (other than the financial statements, notes thereto, other financial data and supporting schedules included therein or omitted therefrom, as to which we express no opinion), when they became effective or were filed, as amended, with the Commission, as the case may be, complied as to form in all material respects with the requirements of the 1934 Act, and the 1934 Act Regulations.

(xi)	The form of certificate to be used to evidence the Common Stock complies in all material respects with all applicable requirements of the Delaware General Corporation Law and with any applicable requirements of the Certificate of Incorporation and Bylaws.

(xii)	The information in the Form 10-K under “Business—Government Regulation and Environmental Matters” (with respect to United States federal and North Carolina state laws and regulations), and in the Offering Memorandum under “Description of Notes” and “Description of Other Indebtedness,” to the extent that it constitutes summaries of laws or documents, fairly summarizes the legal matters and documents therein described. The information in the Offering Memorandum under “Certain United States Federal Tax Considerations” fairly summarizes the legal matters therein described.

(xiii)	To our knowledge, there are no contracts, indentures, mortgages, loan agreements, notes, leases or other contractual instruments required to be described or referred to in the Offering Memorandum, or required to be described in or filed as exhibits to the documents incorporated by reference in the Offering Memorandum, other than those described, referred to or incorporated by reference therein.

(xiv)	No consent, approval, authorization or other action by, or filing with, any governmental authority of the State of North Carolina, the State of Delaware (with respect to the Delaware General Corporation Law only) or the United States is required in connection with: (A) the Company’s or any of the Guarantors’ execution, delivery and performance of the Purchase Agreement, the Registration Rights Agreement, the Indenture and the Notes; (B) each Guarantor’s execution, delivery and performance of the Purchase Agreement, the Registration Rights Agreement, the Indenture and the Guaranty to which it is a party; or (C) the offering, sale or delivery of the Notes and the Guarantees, except (i) as may be required under state securities or blue sky laws (as to which we express no opinion), (ii) the filing of a Notice of Sale on Form D as required by Regulation D under the 1933 Act, or (iii) the filing of a shelf registration statement under the Registration Rights Agreement.

(xv)

(A)   The execution and delivery by the Company and the Guarantors of the Purchase Agreement, the Registration Rights Agreement and the Indenture, the execution and delivery by the Company of the Notes, the execution and delivery by each Guarantor of the Guaranty to which it is a party, the performance by the Company and the Guarantors of their obligations therein and the consummation of the Transactions: (a) do not violate the Certificate of Incorporation or Bylaws; (b) do not breach or result in a default or a Repayment Event (as defined in Section 1(a)(xiv) of the Purchase Agreement) under any Other Agreement (except for such breaches, defaults or Repayment Events as would not have a Material Adverse Effect) (provided that we express no opinion regarding any covenant, restriction or provision with respect to financial ratios, financial tests or other financial requirements); and (c) do not violate the terms of any Court Order. For purposes hereof, (I) the term “Other Agreement” means any of those agreements listed as an exhibit to a report incorporated by reference in the Offering Memorandum or on Exhibit B; and (II) the term “Court Order” means any judicial or administrative judgment, order, decree or arbitral decision that names the Company and is specifically directed to it or its properties and that is listed on the Officer’s Certificate or that is known to us.

(B)	The execution and delivery by the Company and the Guarantors of the Purchase Agreement, the Registration Rights Agreement and the Indenture, the execution and delivery by the Company of the Notes, the execution and delivery by each Guarantor of the Guaranty to which it is a party, the performance by the Company and the Guarantors of their respective obligations therein, and the consummation of the Transactions do not violate applicable provisions of United States federal, North Carolina or Delaware (solely with respect to the Delaware General Corporation Law) statutory laws or regulations.

(C)	The execution and delivery by the Company and the Guarantors of the Purchase Agreement, the Registration Rights Agreement and the Indenture, the execution and delivery by the Company of the Notes, the execution and delivery by each Guarantor of the Guaranty to which it is a party and the performance by the Company and the Guarantors of their respective obligations therein do not result in the creation or imposition of any lien or encumbrance upon any property or assets of the Company or any Guarantor pursuant to any Other Agreement (except for such liens or encumbrances as would not have a Material Adverse Effect); provided that we express no opinion with respect to any covenant, restriction or provision with respect to financial ratios, financial tests or other financial requirements.

(xvi)	To our knowledge, except as disclosed in the Offering Memorandum, there are no persons with registration rights to have any securities registered by the Company or any of the Guarantors under the 1933 Act.

(xvii)	Assuming the accuracy of, and compliance with, the representations, warranties and agreements of the Initial Purchasers in Section 6 of the Purchase Agreement, it is not necessary in connection with (A) the offer, sale and delivery of the Notes and Guarantees to the Initial Purchasers in the manner contemplated by the Purchase Agreement or (B) the resale of the Notes and Guarantees by the Initial Purchasers in the manner contemplated by the Purchase Agreement, to register the Notes and Guarantees under the 1933 Act or to qualify the Indenture under the Trust Indenture Act (it being understood that we express no opinion as to any other offer or resale of the Notes and Guarantees).

(xviii)	The Company is not required to register as an “investment company” within the meaning of the Investment Company Act of 1940, as amended.

In addition, we have participated in conferences and discussions with officers and other representatives of the Company, representatives of the independent public accountants for the Company, and representatives of the Initial Purchasers at which the contents of the Offering Memorandum and any amendments or supplements thereto made by the Company prior to the date hereof and related matters were discussed and have conducted such other review as we deemed necessary, and although we are not passing upon and do not assume any responsibility for the accuracy, completeness or fairness of the statements contained in the Offering Memorandum and any amendments or supplements thereto made by the Company prior to the date hereof (except to the extent set forth in paragraph (xii) above), no facts have come to our attention that have caused us to believe that the Offering Memorandum, as of its date, contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading or, at the Closing Date, contained or contains an untrue statement of a material fact or omitted or omits to state a material fact necessary in order to make the statements therein, in light of the circumstances in which they were made, not misleading (it being understood that we express no belief as to the financial statements, notes thereto, other financial data and supporting schedules included in, or incorporated by reference in, the Offering Memorandum or omitted therefrom).

The foregoing opinions are subject to the following additional assumptions, qualifications and limitations:

(A) The opinion expressed in paragraph (iii) hereof, to the extent it concerns matters relating to the shares of Common Stock that were authorized and issued on or prior to June 14, 1999 and any preemptive rights related thereto is based solely upon, and is subject to the assumptions, qualifications and limitations set forth in, paragraphs (iv), (v) and (vi) of the opinion of Riordan & McKenzie, a professional law corporation, a copy of which is attached as Exhibit C.

(B) We are members of the Bar of the State of North Carolina only. As to matters relating to the laws of the State of South Carolina, you have received and relied exclusively upon the opinion of Leath, Bouch & Crawford LLP of even date herewith, subject to all of the assumptions, qualifications, limitations and exceptions set forth in such opinion. As to matters relating to the laws of the State of Florida, you have received and relied exclusively upon the opinion of Smith, Hulsey & Busey of even date herewith, subject to all of the assumptions, qualifications, limitations and exceptions set forth in such opinion. As to matters relating to the laws of the State of Georgia, you have received and relied exclusively upon the opinion of Whelchel & Dunlap, LLP of even date herewith, subject to all of the assumptions, qualifications, limitations and exceptions set forth in such opinion. As to certain matters relating to the laws of the State of New York, you have received and relied exclusively upon the opinion of Bingham McCutchen LLP of even date herewith, subject to all of the assumptions, qualifications, limitations and exceptions set forth in such opinion. We are not opining on, and we assume no responsibility as to, the applicability or effect on any of the matters covered herein of the laws of the States of Delaware, South Carolina, Florida, Georgia, New York, or any other jurisdiction other than the federal laws of the United States, the laws of the State of North Carolina and the Delaware General Corporation Law. We express no opinion concerning any matter respecting or affected by any laws other than laws that a lawyer in North Carolina with experience in similar transactions exercising customary professional diligence would reasonably recognize as being directly applicable to the Company, the Guarantors, the Transactions, or any of them.

(C) In rendering our opinion in paragraph (xiv), we have assumed that no person including affiliates) who does not currently own at least twenty-five percent (25%) of the issued and outstanding Common Stock will own twenty-five percent (25%) or more of the issued and outstanding Common Stock after the consummation of the Transactions.

(D) We have no knowledge of any, and this opinion letter assumes no (i) misrepresentation, intentional omission or deceit by the Company or the Guarantors or any officer, director or other person or (ii) violation of any fiduciary duty owed to the Company or to any third person or entity.

(E) We express no opinion as to any antifraud laws or regulations.

(F) We express no opinion as to the effect of compliance by the Initial Purchasers with any state or federal laws or regulations applicable to the Transactions because of the nature of any of their businesses or actions.

(G) We assume that there will be no offers or sales of any securities of the Company or of the Guarantors by any party that could be integrated as set forth in Rule 502 of Regulation D under the 1933 Act with any offers or sales of securities of the Company or of the Guarantors made on or prior to the date hereof thereby resulting in such securities being unable to meet the conditions necessary to be exempt from the provisions of the 1933 Act.

(H) We bring to your attention that the availability of an exemption from the registration requirements of the 1933 Act is dependent upon the existence of facts upon which the exemption being claimed is conditioned. In determining the availability of an exemption from registration for purposes of our opinions in paragraphs (xiv) and (xvii), we have assumed without independent investigation that (i) a Form D as required by Regulation D under the 1933 Act will be timely filed with the Securities and Exchange Commission, and (ii) neither the Company nor any person acting on its behalf has engaged in any form of “general solicitation or general advertising” within the meaning of Regulation D.

In addition, we advise you that to our knowledge and other than as disclosed in the Offering Memorandum or the documents incorporated by reference in the Offering Memorandum or as listed in the Officer’s Certificate, there is no action, suit or proceeding at law or in equity, or by or before any governmental instrumentality or agency or arbitral body, now pending or overtly threatened in writing by a potential claimant against the Company or any Guarantor which would result in a Material Adverse Effect or which would materially and adversely affect the consummation of the Transactions or the performance by the Company and the Guarantors of their obligations under the Purchase Agreement. For purposes of the foregoing sentence, we have not, with your permission, reviewed any federal or state court dockets.

To ensure compliance with U. S. Treasury Department Circular 230, you are hereby notified that: (a) any discussion of U. S. federal tax issues in this opinion letter or in the Offering Memorandum is not intended or written to be relied upon, and cannot be relied upon, by taxpayers for the purpose of avoiding penalties that may be imposed on taxpayers under the U. S. federal Internal Revenue Code; (b) such discussion is included in this opinion letter and in the Offering Memorandum in connection with the promotion or marketing (within the meaning of Treasury Department Circular 230) of the transactions or matters addressed in this opinion letter and in the Offering Memorandum; and (c) taxpayers should seek advice based on their particular circumstances from an independent tax advisor.

This opinion letter is delivered solely for your benefit in connection with the Transactions and may not be used or relied upon by any other person or for any other purpose without our prior written consent in each instance. Our legal opinions are an expression of professional judgment and not a guarantee of a result. Our opinions expressed herein are as of the date hereof, and we undertake no obligation to advise you of any changes in applicable law or any other matters that may come to our attention after the date hereof that may affect our opinions expressed herein.

Very truly yours, SMITH, ANDERSON, BLOUNT, DORSETT, MITCHELL & JERNIGAN, L.L.P.

EXHIBIT A

Officer’s Certificate

EXHIBIT B

Other Agreements

1.	R.R Morrison & Son, Inc. Asset Purchase Agreement dated 11/9/00

2.	East Coast Oil Asset Purchase Agreement dated 1/5/01

3.	Amendment to BP Branded Jobber Contract dated 2/14/03

4.	Assignment of Exxon Franchise Agreement from Golden Gallon to Pantry dated 10/15/03 and the agreement between Exxon and Golden Gallon dated 4/1/02

5.	Chevron Branded Petroleum Products Agreement effective 1/1/04

6.	Star Enterprises Wholesale Marketing Agreement (Texaco) dated 7/1/98

7.	Petroleum Transportation Agreement between Mansfield Systems, Inc. and the Pantry dated 11/11/99

8.	Florida Lottery Contract dated 8/21/02

9.	Georgia Lottery Contract dated 5/17/00

10.	Letter Agreement for petroleum transport between Eagle Transport Corp. and the Pantry dated 7/16/98

11.	Citgo Location Transfer Agreement among Golden Gallon, the Pantry and Citgo dated 9/30/03

12.	Terminaling Agreement between Pantry and Citgo dated 10/16/03

13.	Master Contract between SEI Environmental, Inc. and the Pantry dated 11/25/03

EXHIBIT C

Opinion of Riordan & McKenzie

Exhibit B

FORM OF OPINION OF BINGHAM MCCUTCHEN

TO BE DELIVERED PURSUANT TO SECTION 5(a)

November     , 2005

Merrill Lynch & Co.

Merrill Lynch, Pierce Fenner & Smith Incorporated

Wachovia Capital Markets, LLC

c/o Wachovia Capital Markets, LLC

One Wachovia Center

301 South College Street, NC0610

Charlotte, North Carolina 28288-0610

Re:	$135,000,000 3.00% Senior Subordinated Convertible Notes Due 2012

Ladies and Gentlemen:

We have acted as special counsel to The Pantry, Inc., a Delaware corporation (the “Company”) in connection with the transactions contemplated by the Purchase Agreement, dated as of November 16, 2005 (the “Purchase Agreement”), between the Company and you, as Initial Purchasers (the “Purchasers”). This opinion is being delivered to you pursuant to Section 5(a) of the Purchase Agreement. Capitalized terms used herein without definition have the respective meanings given to them in the Purchase Agreement.

Our representation of the Company has been as special counsel for the purposes stated above.

As to all matters of fact (including factual conclusions and characterizations and descriptions of purpose, intention or other state of mind), we have relied, with your permission, entirely upon: (i) the representations of the Company set forth in the Purchase Agreement and the Indenture, and (ii) the representations of the Purchasers set forth in the Purchase Agreement, and we have assumed, without independent inquiry, the accuracy of those representations.

In connection with this opinion, we have examined originals or copies of the following:

(a)	the Purchase Agreement;

(b)	the Indenture;

(c)	the form of Notes; and

(d)	the Registration Rights Agreement.

This opinion is based entirely on our review of the documents listed in the preceding paragraph, and we have made no other documentary review or investigation of any kind whatsoever for purposes of this opinion. In all such examinations, we have assumed the genuineness of all signatures, the conformity to the originals of all documents reviewed by us as copies, the authenticity and completeness of all original documents reviewed by us in original or copy form and the legal competence of each individual executing any document.

The Purchase Agreement, the Indenture, the Notes and the Registration Rights Agreement are referred to herein collectively as the “Transaction Documents”.

For purposes of this opinion, we have made such examination of law as we have deemed necessary. This opinion is limited solely to the internal substantive laws (other than state and local tax, energy, utilities, antitrust, blue sky and securities laws, as to which we express no opinion) of the State of New York as applied by courts located in New York (“New York Law”) without regard to choice of law, except as provided in the following paragraph, nor do we express any opinion as to any other laws or to the laws of any other jurisdiction.

We note that each of the Transaction Documents contains provisions stating that it is to be governed by the laws of the State of New York (each contractual choice of law clause being referred to as a “Chosen-Law Provision”). Except to the extent that such a Chosen-Law Provision is made enforceable by New York General Obligations Law Section 5-1401, as applied by a New York state court or a federal court sitting in New York and applying New York choice of law principles, no opinion is given herein as to any Chosen-Law Provision, or otherwise as to the choice of law or internal substantive rules of law that any court or other tribunal may apply to the transactions contemplated by the Purchase Agreement and the other Transaction Documents. No opinion is given as to any Chosen-Law Provision to the extent that the relevant Transaction Document would otherwise be governed by the corporate law of the State of Delaware.

Our opinion is further subject to the following exceptions, qualifications and assumptions, all of which we understand to be acceptable to you:

(a)	We have assumed without any independent investigation that (i) each party to, or benefited by, the Transaction Documents at all times relevant thereto, is validly existing and in good standing under the laws of the jurisdiction in which it is organized, and is qualified to do business and in good standing under the laws of each jurisdiction where such qualification is required generally or is necessary in order for such party to enforce its rights under such Transaction Documents, (ii) each party to the Transaction Documents at all times relevant thereto, had and has the full power, authority and legal right under its certificate of incorporation, operating agreement, partnership agreement, by-laws, and other governing organizational documents, and the applicable corporate, limited liability company, partnership, or other enterprise legislation and other applicable laws, as the case may be, to execute, deliver, and perform its obligations under, the Transaction Documents, and (iii) each party to the Transaction Documents has duly authorized, executed, and delivered each of the Transaction Documents to which it is a party.

(b)

The enforcement of any obligation of the Company or any other corporation, limited liability company, association, partnership, trust, other business entity or individual (“Person”), whether under any of the

Transaction Documents or otherwise, may be limited by bankruptcy, insolvency, reorganization, moratorium, marshaling or other laws and rules of law affecting the enforcement generally of creditors’ rights and remedies (including such as may deny giving effect to waivers of debtors or guarantors’ rights); and we express no opinion as to the status under any fraudulent conveyance laws or fraudulent transfer laws of any obligation of the Company, whether under the Transaction Documents or otherwise.

(c)	We have assumed without any independent investigation that the Company has received the agreed to and stated consideration for the incurrence of its obligations under the Transaction Documents.

(d)	We express no opinion as to the availability of any specific or equitable relief of any kind.

(e)	The enforcement of any of your rights, or the rights of any Person benefited by any Transaction Document, may in all cases be subject to an implied duty of good faith and fair dealing and to general principles of equity, including, without limitation, concepts of materiality and reasonableness (regardless of whether such enforceability is considered in a proceeding at law or in equity).

(f)	We express no opinion as to the enforceability of any particular provision of any of the Transaction Documents relating to or constituting (i) waivers of rights to object to jurisdiction or venue, consents to jurisdiction or venue, or waivers of rights to (or methods of) service of process, except to the extent that such waivers or consents are made enforceable by New York General Obligations Law Section 5-1402, applied by a New York state court, (ii) waivers of rights or benefits bestowed by operation of law, (iii) waivers of any applicable defenses, setoffs, recoupments, or counterclaims, (iv) waivers or variations of provisions which are not capable of waiver or variation or rendered ineffective or unenforceable by Sections 9-406, 9-407, or 9-408 of the New York Uniform Commercial Code, (vi) the grant of powers of attorney or proxies to any Person, (vii) exculpation or exoneration clauses, indemnification or contribution clauses to the extent such clauses may be held by any court to be contrary to public policy, or limited by concerns of public policy, or purport to cover violations of securities laws or willful, reckless, criminal, or unlawful acts, or the gross negligence of the exculpated, exonerated or indemnified party, and clauses relating to releases or waivers of unmatured claims or rights, or (viii) the payment of any premium, liquidated damages, or other amount which may be held by any court to be a “penalty” or a “forfeiture”.

(g)	We assume that at least $2,500,000 will be advanced to the Company pursuant to the Transaction Documents. No opinion is given herein as to the usury laws, or other laws regulating the maximum rate of interest which may be charged, taken or received, of any jurisdiction other than the State of New York.

(h)	We note that, under the laws of the State of New York, the remedies available in the State of New York for the enforcement of the Transaction Documents could be affected by any failure of the Person seeking to enforce (or benefit by) such remedies, or the Trustee, in each case if not organized in New York, to become authorized, under Article 13 of the New York Business Corporation Law, to do business in New York. Further, no opinion is given herein as to any other similar laws or requirements in any other jurisdiction.

(i)	We express no opinion as to the effect of events occurring, circumstances arising, or changes of law becoming effective or occurring, after the date hereof on the matters addressed in this opinion letter, and we assume no responsibility to inform you of additional or changed facts, or changes in law, of which we may become aware.

Based on the foregoing, and subject to the further qualifications set forth below, we are of the opinion that:

1. Each of the Purchase Agreement, Indenture and Registration Rights Agreement is a valid and binding obligation of the Company, enforceable against the Company in accordance with its terms.

2. The Notes, when duly authenticated in accordance with the provisions of the Indenture and delivered against payment therefor as provided in the Purchase Agreement, will be entitled to the benefits of the Indenture and will be valid and binding obligations of the Company, enforceable against the Company in accordance with their terms.

3. No consent, approval, authorization or order of, or filing with, any governmental agency, public body or any court of the State of New York is required under New York Law for the execution, delivery or performance of the Purchase Agreement, the Indenture, or the Registration Rights Agreement in connection with the issuance or sale of the Notes by the Company, except such as may be required under state securities laws.

This opinion is rendered to you for your benefit in connection with the transactions contemplated by the Purchase Agreement and may not be referred to or used for any other purposes, or delivered to, or relied upon by, any other party without our prior written consent.

Very truly yours,

BINGHAM McCUTCHEN LLP

Exhibit C

FORM OF OPINION OF LEATH, BOUCH & CRAWFORD LLP

TO BE DELIVERED PURSUANT TO SECTION 5(a)

November     , 2005

Merrill Lynch & Co.

Merrill Lynch, Pierce, Fenner & Smith Incorporated

Wachovia Capital Markets, LLC

c/o Merrill Lynch, Pierce, Fenner & Smith Incorporated

4 World Financial Center

New York, New York 10080

RE:	Purchase Agreement dated as of November 16, 2005, among The Pantry, Inc., the guarantors named therein and Merrill Lynch & Co., Merrill Lynch, Pierce, Fenner & Smith Incorporated and Wachovia Capital Markets, LLC with respect to The Pantry, Inc.’s Senior Subordinated Convertible Notes (the “Purchase Agreement”)

Ladies and Gentlemen:

We have acted as South Carolina counsel to The Pantry, Inc., a Delaware corporation (the “Company”), and R. & H. Maxxon, Inc., a South Carolina corporation (the “Guarantor”), in connection with the Purchase Agreement. Capitalized terms used herein without definition have the same meanings as in the Purchase Agreement.

In our capacity as such counsel, we have examined forms or copies, identified to our satisfaction, of such corporate records, documents and other instruments as in our judgment are necessary or appropriate to enable us to render the opinions expressed below. These records, documents and instruments included the Purchase Agreement, the Registration Rights Agreement, the Indenture, the Notes, the Guarantee of the Guarantor and the Offering Memorandum.

We also have examined copies of such corporate records, documents, certificates of public officials and officers and other representatives of the Guarantor and the Company and other instruments as in our judgment are necessary or appropriate to enable us to render the opinions expressed below.

For purposes of this opinion, we have assumed, without any independent investigation or verification of any kind, (i) the due promulgation and validity of all statutes, regulations, administrative procedures, determinations, permits, and orders; (ii) the authenticity and completeness of all documents submitted to us as originals; (iii) the conformity to authentic original documents and completeness of all documents submitted to us as certified, conformed, or photostatic copies; (iv) that neither the original Purchase Agreement executed by the parties, the Registration Rights Agreement, the Indenture or the Offering Memorandum have been modified or amended in any material respect from the forms or drafts thereof submitted to us for review; and (v) that the certificates of public officials dated earlier than the date hereof remain accurate from such earlier date through and including the date hereof.

We have assumed that the parties (other than the Guarantor) to the Purchase Agreement, the Registration Rights Agreement and the Indenture have the requisite power and authority to enter into the Purchase Agreement, the Registration Rights Agreement and the Indenture; that the Purchase Agreement, the Registration Rights Agreement and the Indenture have been duly authorized, executed, and delivered by each such party (other than the Guarantor), that valid consideration has been given by each of the parties thereto (other than the Guarantor); that no person or entity that did not have a twenty-five percent (25%) ownership interest before the offering will have it after; and that the Purchase Agreement, the Registration Rights Agreement and the Indenture constitute the legal, binding, and valid obligations of each such party, enforceable against each such party in accordance with its terms.

We have made such factual and legal examinations and inquiries as we have deemed advisable for the purpose of rendering the opinions expressed below, except where a statement is qualified as to knowledge, in which case we have made a limited inquiry as specified below. We have not undertaken any independent investigation other than inquiring of officers of the Guarantor or the Company, as necessary, to determine the accuracy of any such statement, and no inference that we have any knowledge on any matters pertaining to such statement should be drawn from our representation of the Company or the Guarantor.

With respect to the good standing and authorization of the Guarantor to transact business in the State of South Carolina, we have relied exclusively on a certificate provided to us by the South Carolina Secretary of State.

Based upon and subject to the foregoing, and subject to the additional qualifications and limitations set forth below, we are of the opinion that, as of the date hereof:

1. The Guarantor has been duly incorporated and is validly existing as a corporation in good standing under the laws of South Carolina, has corporate power and authority to own, lease and operate its properties and to conduct its business as currently conducted and is duly qualified as a corporation to transact business and is in good standing in South Carolina. The Guarantor is qualified as a foreign corporation to transact business and is in good standing in the State of Georgia. The Guarantor has the corporate power to enter into the Purchase Agreement, the Registration Rights Agreement, the Indenture and the Guarantee.

2. Except as otherwise disclosed in the Offering Memorandum, all of the issued and outstanding capital stock of the Guarantor has been duly authorized and validly issued, is fully paid and non-assessable and, to the best of our knowledge, is owned by The Pantry, Inc., directly or through subsidiaries, free and clear of any security interest, mortgage, pledge, lien, encumbrance, claim or equity; none of the outstanding shares of capital stock of the Guarantor was issued in violation of the preemptive rights of any securityholder of such Guarantor.

3. No filing with, or authorization, approval, consent, license, order, registration, qualification or decree of, any South Carolina court or governmental authority or agency (other than as may be required under the securities or blue sky laws, as to which we need express no opinion) is necessary or required in connection with the due authorization, execution and delivery of the Purchase Agreement, the Registration Rights Agreement, the Indenture, the Notes or the Guarantee or for the offering, issuance, sale or delivery of the Notes and the Guarantee.

4. The execution, delivery and performance of the Purchase Agreement, the Registration Rights Agreement, the Indenture, the Notes and the Guarantee and the consummation of the transactions contemplated in the Purchase Agreement, the Registration Rights Agreement, the Indenture, the Notes, the Guarantee and the Offering Memorandum (including the sale of the Securities) do not and will not, whether with or without the giving of notice or lapse of time or both, (1) result in any violation of the provisions of the charter or by-laws of the Guarantor, (2) result in any violation of any applicable South Carolina law, statute, rule or regulation, or (3) result in any violation of any applicable judgment, order, writ or decree of any South Carolina government, government instrumentality or court having jurisdiction over the Company or the Guarantor or any of their respective properties, assets or operations.

5. Each of the Purchase Agreement, the Registration Rights Agreement and the Indenture has been duly authorized, executed and delivered by the Guarantor.

6. The Guarantee endorsed on the Notes by the Guarantor has been duly authorized, executed and delivered by the Guarantor and will conform to the description thereof contained in the Offering Memorandum.

7. The information in the Company’s Form 10-K in “Business—Government Regulation and Environmental Matters” (with respect to South Carolina laws and regulations) has been reviewed by us and correctly summarizes current South Carolina laws and regulations referred to therein.

The foregoing opinions are subject to the following assumptions, qualifications and limitations:

a. This opinion is subject to the effect of applicable bankruptcy, insolvency, reorganization, fraudulent conveyance, moratorium, and similar laws.

b. This opinion is subject to the effect of general principles of equity (regardless of whether considered in a proceeding in equity or at law).

c. We express no opinion as to any matter except as expressly set forth in paragraphs 1-7, above.

d. We are members of the Bar of the State of South Carolina and express no opinion as to the laws of any jurisdiction other than the State of South Carolina.

e. This opinion is rendered pursuant to Section 5(a) of the Purchase Agreement and may be relied upon only by you. In addition, this opinion may be relied upon by the initial purchasers (Wachovia Capital Markets, LLC and Merrill Lynch, Pierce, Fenner & Smith Incorporated) with respect to the Company’s 7.75% senior subordinated notes due 2014 which are being issued as of the date hereof.

f. Our opinions expressed herein are as of the date hereof, and we undertake no obligation to advise you of any changes in applicable law or any other matters that may come to our attention after the date hereof and that may affect our opinions expressed herein.

g. We bring to your attention the fact that our legal opinions are an expression of professional judgment and are not a guarantee of a result.

Very truly yours,

LEATH, BOUCH & CRAWFORD, LLP

Timothy W. Bouch

Exhibit D

FORM OF OPINION OF SMITH HULSEY & BUSEY

TO BE DELIVERED PURSUANT TO SECTION 5(a)

Merrill Lynch & Co.

Merrill Lynch, Pierce, Fenner & Smith Incorporated

Wachovia Capital Markets, LLC

c/o Merrill Lynch, Pierce, Fenner & Smith Incorporated

4 World Financial Center

New York, New York 10080

RE:	Purchase Agreement dated as of November 16, 2005, among The Pantry, Inc., the guarantors named therein and Merrill Lynch & Co., Merrill Lynch, Pierce, Fenner & Smith Incorporated and Wachovia Capital Markets, LLC with respect to The Pantry, Inc.’s Senior Subordinated Convertible Notes (the “Purchase Agreement”)

Gentlemen:

This opinion letter is provided to you by us as Florida counsel to The Pantry, Inc. (the “Company”) pursuant to Section 5(a) of the Purchase Agreement. Capitalized terms used herein without definition that are defined in or by reference in the Purchase Agreement shall have the same meaning herein as they have in the Purchase Agreement.

While we have represented the Company on a regular basis since November 1997, our engagement has been limited to specific matters in Florida that the Company’s management has referred to our firm.

In connection with this opinion, we have examined copies of the (i) Purchase Agreement, (ii) the Registration Rights Agreement, (iii) the Indenture, (iv) the Notes, (v) the Guarantees and (vi) the Offering Memorandum. In addition, we have examined such other documents as we have deemed necessary or appropriate to express the opinions set forth herein, as well as originals or copies, certified or otherwise identified to our satisfaction, of other documents and records of public officials and officers of the Company as we have deemed necessary or appropriate to enable us to render the opinions expressed herein. In rendering the opinions expressed herein, we have assumed the genuineness of all signatures, the authenticity of documents submitted to us as originals and the conformity to original or certified copies of all copies submitted to us as a certified, conformed or reproduction copies.

With respect to questions of fact material to the opinions expressed herein, we have relied, with your permission, solely upon (i) written and oral statements of the Company, (ii) the representations and warranties of the Company in the Purchase Agreement and (iii) certificates of public officials, in each case without any independent inquiry, verification or examination by us. In rendering the opinions expressed herein, we have assumed that the Notes will be executed and delivered outside of the State of Florida. With respect to opinion number three (3) below, our representation of the Company regarding its compliance with Florida laws and regulations relating to the ownership and operation of underground petroleum storage tanks has been limited during the past several years to assisting the Company from time

D-1

to time with (a) issues relating to site access, contamination and remediation at specific locations that are being sold or at which leases are expiring or being terminated and (b) specific pending or threatened disputes with neighboring landowners at several locations regarding existing contamination.

This opinion letter has been prepared and is to be construed in accordance with the Report on Standards for Florida Opinions dated April 8, 1991, as updated on September 4, 1998, issued by the Business Law Section of The Florida Bar (the “Report”). The Report is incorporated by reference into this opinion letter.

We are admitted to the practice of law only in the State of Florida, and nothing herein shall be construed to be an opinion as to the effect of the laws of any jurisdiction other than the State of Florida.

Based upon and subject to the qualifications and limitations stated in this letter and the Report, we are of the opinion that:

1. No filing with, or authorization, approval, consent, license, order, registration, qualification or decree of, any Florida court, governmental authority or agency (other than as may be required under the securities or blue sky laws, as to which we express no opinion) is necessary or required in connection with the offering, issuance, sale or delivery of the Securities.

2. The execution, delivery and performance by the Company of the Purchase Agreement, the Registration Rights Agreement, the Indenture and the Notes and the consummation of the transactions contemplated in the Purchase Agreement, the Registration Rights Agreement, the Indenture, the Notes, the Guarantees and the Offering Memorandum (including the sale of the Securities) do not and will not, whether with or without the giving of notice or lapse of time or both, result in any violation of any applicable Florida law, statute, rule or regulation (other than as may be required under the securities or blue sky laws, as to which we express no opinion).

3. The description of Florida laws and regulations regarding underground petroleum storage tanks in the Company’s Form 10-K under “Business—Government Regulations and Environmental Matters—Storage and Sale of Gasoline” (with respect to Florida laws and regulations) has been reviewed by us and is, to our knowledge, accurate in all material respects.

This opinion letter is furnished to you by us as Florida counsel to the Company, is solely for your benefit and is rendered solely in connection with the transactions contemplated by the Purchase Agreement. The opinions contained herein may be relied upon only in connection with the transactions contemplated by the Purchase Agreement and, except in connection with opinions of counsel rendered pursuant to the Purchase Agreement, may not be delivered, quoted to, or relied upon by, any other person, without our prior written consent, except that this opinion may be relied upon by the initial purchasers (Wachovia Capital Markets, LLC and Merrill Lynch, Pierce, Fenner & Smith Incorporated) with respect to the Company’s 7.75% senior subordinated notes due 2014 which are being issued as of the date hereof.

Very truly yours,

SMITH HULSEY & BUSEY

By
A Shareholder

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Exhibit E

FORM OF OPINION OF WHELCHEL & DUNLAP, LLP

TO BE DELIVERED PURSUANT TO SECTION 5(a)

Merrill Lynch & Co.

Merrill Lynch, Pierce, Fenner & Smith Incorporated

Wachovia Capital Markets, LLC

c/o Merrill Lynch, Pierce, Fenner & Smith Incorporated

4 World Financial Center

New York, New York 10080

Re:	Purchase Agreement dated as of November 16, 2005 among The Pantry, Inc., the guarantors named therein, Merrill Lynch & Co., Merrill Lynch, Pierce, Fenner & Smith Incorporated and Wachovia Capital Markets, LLC with respect to The Pantry, Inc’s Senior Subordinated Convertible Notes (the “Purchase Agreement”)

Ladies and Gentlemen:

We have acted as special counsel in Georgia to (i) The Pantry, Inc., a Delaware corporation (the “Company”) and (ii) Kangaroo, Inc., a Georgia corporation (the “Guarantor”), in each case only in connection with the Purchase Agreement. Capitalized terms used herein without definition have the same meanings as in the Purchase Agreement.

In our capacity as such counsel, we have examined forms or copies identified to our satisfaction of such corporate records, documents and other instruments furnished us by the Guarantor as are necessary or appropriate to enable us to render the opinions expressed below. These records, documents and instruments include the Purchase Agreement, the Registration Rights Agreement, the Offering Memorandum, the Indenture, and, as provided in the Indenture, the form of the Notes and the form of the Guarantee to be endorsed by the Guarantor on the Notes.

We also have examined copies of such corporate records, documents, certificates of public officials and officers of the Guarantor and the Company and other instruments furnished us as necessary or appropriate to enable us to render the opinions expressed below.

For purposes of this opinion, we have assumed, without any independent investigation or verification of any kind, (1) the due promulgation and validity of all statutes, regulations, administrative procedures, determinations, permits and orders; (2) the authenticity and completeness of all documents submitted to us as originals; (3) the conformity to authentic original documents and completeness of all documents submitted to us as certified, conformed, or photostatic copies; and (4) that the certificates of public officials dated earlier than the date hereof remain accurate from such earlier date, through and including the date hereof.

We have assumed that the parties (other than the Guarantor) to the Purchase Agreement, the Registration Rights Agreement and the Indenture have the requisite power and authority to enter into the Purchase Agreement, the Registration Rights Agreement and the Indenture; that the Purchase Agreement, the Registration Rights Agreement and the Indenture have been duly authorized, executed and delivered by each such party (other than the Guarantor); that valid consideration has been given by each of the parties thereto (other than the Guarantor); and that each of the Purchase Agreement, the Registration Rights Agreement and the Indenture constitutes the legal, binding and valid obligation of each such party, enforceable against each party, in accordance with its terms.

We have not undertaken any independent investigation, other than inquiring of officers or agents of the Guarantor or the Company as necessary to determine the accuracy of any statement, and no inference that we have any knowledge on any matters pertaining to such statement should be drawn from our representation of the Guarantor or the Company.

With respect to the good standing and authorization of the Guarantor to transact business in the State of Georgia, we have relied exclusively on Certificates provided to us by the Georgia Secretary of State. With respect to the authority of the Guarantor to enter into the various instruments, we have relied exclusively upon the representation of the Secretary of the Guarantor as set forth in the Officer’s Certificate attached hereto that the Articles of Incorporation and the Bylaws examined by us, copies of which are attached to the Officer’s Certificate, are the current governing instruments and upon the Resolutions attached hereto. We have also relied exclusively upon the Incumbency Certificate attached hereto as to the identity of the current officers and directors of the Guarantor and of the authenticity of their signatures.

Based upon and subject to the foregoing, and subject to the additional qualifications and limitations set forth below, we are of the opinion, as of the date hereof, that:

1. The Guarantor has been duly incorporated and is validly existing as a corporation in good standing under the laws of Georgia, and has corporate power and authority to own, lease and operate its property, and to conduct its business as currently conducted.

2. Except as otherwise disclosed in the Offering Memorandum, all of the issued and outstanding capital stock of the Guarantor has been duly authorized and validly issued, is fully paid and non-assessable, is owned by The Pantry, Inc., and to the best of our knowledge, for which we have relied exclusively upon the Officer’s Certificate attached hereto, is owned free and clear of any security interest, mortgage, pledge, lien, encumbrance, claim or equity; none of the outstanding shares of capital stock of the Guarantor was issued in violation of the preemptive rights of any security holder of such Guarantor.

3. No filing with or authorization, approval, consent, license, order, registration, qualification or decree of any Georgia court or governmental authority or agency (other than as may be required under the securities or blue sky laws, as to which we need not and do not express any opinion) is necessary or required in connection with the due authorization, execution, or delivery of the Purchase Agreement, the Registration Rights Agreement or the Indenture or for the offering, issuance, sale, or delivery of the Notes or the Guarantees.

4. The execution, delivery and performance of the Purchase Agreement, the Registration Rights Agreement, the Indenture, the Notes and the Guarantees and the consummation of the transactions contemplated in the Purchase Agreement, the Registration Rights Agreement, the Indenture, the Notes, the Guarantees, and the Offering Memorandum (including the sale of the Securities) do not and will not, whether with or without the giving of notice or lapse of time or both, (1) result in any violation of the provisions of the Articles of Incorporation or the Bylaws of the Guarantor; (2) result in any violation of any applicable Georgia law, statute, rule or regulation (other than the securities or blue sky laws, as to which we need not and do not express opinion); or (3) result in any violation of any applicable judgment, order, writ or decree of any Georgia government, Georgia governmental instrumentality, or Georgia court with jurisdiction over the Guarantor or The Pantry, Inc., or any of their properties, assets or operations.

5. The Purchase Agreement and the Registration Rights Agreement have been duly authorized, and when properly executed and delivered will be binding upon the Guarantor.

6. The Indenture has been duly authorized, and when properly executed and delivered will be binding upon the Guarantor.

7. The Guarantee of the Guarantor on the Securities has been duly authorized, and when properly executed and delivered will be binding upon the Guarantor.

The foregoing opinions are subject to the following assumptions, qualifications, and limitations:

(a) This opinion is subject to the effective applicable bankruptcy, insolvency, reorganization, fraudulent conveyance, moratorium and similar laws;

(b) This opinion is subject to the effective general principles of equity (regardless of whether considered in a proceeding in equity or at law);

(c) We express no opinion as to any matter, except as expressly set forth in paragraph 1 through 7, above;

(d) We are members of the State Bar of Georgia and express no opinion as to the law of any jurisdiction other than the State of Georgia, including but not limited to the Securities Act of 1933 as amended, the Securities and Exchange Act of 1934 as amended, or the Trust Indenture Act of 1939 as amended. We also express no opinion as to any securities or blue-sky laws of the State of Georgia;

(e) This opinion is rendered pursuant to Section 5(a) of the Purchase Agreement. In addition, this opinion may be relied upon by the initial purchasers (Wachovia Capital Markets, LLC and Merrill Lynch, Pierce, Fenner & Smith Incorporated) with respect to the Company’s 7.75% senior subordinated notes due 2014 which are being issued as of the date hereof;

(f) Our opinions expressed herein are as of the date hereof, and we undertake no obligation to advise you of any changes in applicable law or any other matters that may come to our attention after the date hereof and that may affect our opinions expressed herein;

(g) We bring to your attention the fact that our legal opinions are an expression of professional judgment and are not a guaranty of a result;

(h) With respect to paragraph 4(3) above, we are not aware of any judgments, orders, writ or decrees of any Georgia government, Georgia government instrumentality or Georgia court, specific to the Guarantor, and we have assumed that there are none; however we have made no independent investigation pertaining thereto.

Very truly yours,

WHELCHEL & DUNLAP, LLP

Exhibit F

                    , 2005

Merrill Lynch & Co.

Merrill Lynch, Pierce, Fenner & Smith Incorporated

Wachovia Capital Markets, LLC

c/o Merrill Lynch, Pierce, Fenner & Smith Incorporated

4 World Financial Center

New York, New York 10080

Re:	Proposed Convertible Debt Offering of The Pantry, Inc.

Dear Sirs:

The undersigned, a stockholder, officer, director and/or employee of The Pantry, Inc., a Delaware corporation (the “Company”), understands that Merrill Lynch & Co., Merrill Lynch, Pierce, Fenner & Smith Incorporated (“Merrill Lynch”) and Wachovia Capital Markets, LLC propose to enter into a Purchase Agreement (the “Purchase Agreement”) with the Company and certain guarantors providing for the sale of $135,000,000 aggregate principal amount at maturity of Senior Subordinated Convertible Notes of the Company (the “Securities”). In recognition of the benefit that such an offering will confer upon the undersigned as a stockholder, officer, director and/or employee of the Company, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the undersigned agrees with Merrill Lynch that, during a period of 60 days from the date of the Purchase Agreement, the undersigned will not, without the prior written consent of Merrill Lynch, directly or indirectly, (i) offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant for the sale of, make any short sale or otherwise dispose of or transfer any shares of the Company’s common stock, $0.01 par value per share (the “Common Stock”), or any options or warrants to purchase any shares of the Company’s Common Stock, or any securities convertible into or exchangeable or exercisable for Common Stock, whether now owned or hereafter acquired by the undersigned or with respect to which the undersigned has or hereafter acquires the power of disposition, or request or demand that the Company file any registration statement under the Securities Act of 1933, as amended, with respect to any of the foregoing (collectively, the “Lock-up Securities”) or (ii) enter into any swap or any other agreement or any transaction that transfers, in whole or in part, directly or indirectly, the economic consequence of ownership of the Lock-up Securities, whether any such swap or transaction is to be settled by delivery of Common Stock or other securities, in cash or otherwise. The foregoing restriction is expressly agreed to preclude the undersigned from engaging in any hedging or other transaction which is designed to or which reasonably could be expected to lead to or result in a sale or disposition of the undersigned’s Lock-up Securities even if such securities would be disposed of by someone other than the undersigned. Such prohibited hedging or other transactions would include without limitation any short sale or any purchase, sale or grant of any right (including without limitation any put or call option) with respect to any of the undersigned’s Lock-up Securities or with respect to any security that includes, relates to, or derives any significant part of its value from such Lock-up Securities. Notwithstanding the foregoing, the undersigned may (without the consent of Merrill Lynch): (a) exercise Lock-up Securities convertible into shares of Common Stock owned by the undersigned as of the date of the Underwriting Agreement, it being understood and acknowledged that any shares of Common Stock acquired by the undersigned in connection with any such exercise or conversion shall be subject to this letter agreement; (b) if the undersigned is an individual, transfer Lock-up Securities (i) by bona fide gift or (ii) to a member of the undersigned’s immediate family or to a trust of which the undersigned or an immediate family member is the beneficiary; or (c) if the undersigned is a corporation, partnership or other business entity, transfer Lock-up Securities to another corporation, partnership or other business entity if the transferee and the undersigned are direct or indirect affiliates or otherwise related (other than as part of a pro rata distribution); provided that, prior to any transfer described in clauses (b) or (c), each transferee shall execute an agreement, in form reasonably satisfactory to Merrill Lynch, pursuant to which each transferee shall agree to be bound by the terms of this agreement for the remainder of the above-referenced 60-day period.

It is understood that, if the Purchase Agreement does not become effective, or if the Purchase Agreement (other than the provisions thereof which survive termination) shall terminate or be terminated prior to payment for and delivery of the Securities, the undersigned will be released from its, his or her obligations under this agreement. This agreement shall lapse and become null and void if the sale of the Securities shall not have occurred on or before December 31, 2005.

Notwithstanding the foregoing, if:

(1) during the last 17 days of the 60-day lock-up period the Company issues an earnings release or material news or a material event relating to the Company occurs; or

(2) prior to the expiration of the 60-day lock-up period, the Company announces that it will release earnings results or become aware that material news or a material event will occur during the 16-day period beginning on the last day of the 60-day lock-up period, the restrictions imposed by this letter shall continue to apply until the expiration of the 18-day period beginning on the issuance of the earnings release or the occurrence of the material news or material event, as applicable, unless Merrill Lynch waives, in writing, such extension.

The undersigned hereby acknowledges and agrees that written notice of any extension of the 60-day lock-up period pursuant to the previous paragraph would be delivered by Merrill Lynch to the Company and that any such notice properly delivered will be deemed to have been given to, and received by, the undersigned. The undersigned further agrees that, prior to engaging in any transaction or taking any other action that is subject to the terms of this lock-up agreement during the period from the date of this lock-up agreement to and including the 34th day following the expiration of the initial 60-day lock-up period, it will give notice thereof to the Company and will not consummate such transaction or take any such action unless it has received written confirmation from the Company that the 60-day lock-up period (as may have been extended pursuant to the previous paragraph) has expired.

The undersigned also agrees and consents to the entry of stop transfer instructions with the Company’s transfer agent and registrar against the transfer of the Lock-Up Securities except in compliance with the foregoing restrictions.

This lock-up letter is dated                 , 2005.

Very truly yours,

Signature:
Print Name:

Annex A

DELOITTE & TOUCHE LLP

FORM OF ACCOUNTANTS’ COMFORT LETTER PURSUANT TO SECTION 5(d)

(i) We are independent public accountants with respect to the Company within the meaning of the 1933 Act and the applicable published 1933 Act Regulations.

(ii) In our opinion, the audited financial statements and the related financial statement schedules of the Company incorporated by reference in the Offering Memorandum comply as to form in all material respects with the applicable accounting requirements of the 1933 Act and the published rules and regulations thereunder.

(iii) With respect to the three months ended December 30, 2004 and December 25, 2003, the three and six months ended March 30, 2005 and March 24, 2004 and the three and nine months ended June 30, 2005 and June 24, 2004, we have (1) performed the procedures specified by the American Institute of Certified Public Accountants for a review of interim financial information as described in SAS No. 100, on the unaudited consolidated balance sheets and unaudited consolidated statements of operations and cash flows as of and for the periods referred to, and (2) inquired of certain officials of the Company who have responsibility for financial and accounting matters as to whether the unaudited condensed consolidated financial data referred to above are stated on a basis substantially consistent with that of the audited consolidated financial statements incorporated by reference in the Offering Memorandum.

Nothing came to our attention as a result of the foregoing procedures, however, that caused us to believe that any material modifications should be made to the unaudited consolidated financial statements described in (iii) above for them to be in conformity with generally accepted accounting principles or that the unaudited consolidated financial statements described in (iii) above do not comply as to form in all material respects with the applicable accounting requirements of the 1933 Act and the related rules and regulations adopted by the Commission thereunder.

(iv) In addition, on the basis of procedures (but not an examination in accordance with generally accepted auditing standards) consisting of a reading of the latest available unaudited interim consolidated financial statements of the Company, a reading of the minutes of all meetings of the stockholders and directors of the Company and its subsidiaries and the committees of the Company’s Board of Directors and any subsidiary committees since June 30, 2005, inquiries of certain officials of the Company and its subsidiaries responsible for financial and accounting matters, and such other inquiries and procedures as may be specified in such letter, nothing came to our attention that caused us to believe that:

(1) at September 29, 2005 and at October      , 2005, there was any change in the capital stock of the Company and its subsidiaries or any decrease in the working capital, total current assets, total assets or stockholders’ equity of the Company and its subsidiaries or any increase in the total current liabilities or total debt of the Company and its subsidiaries, in each case as compared with amounts shown in the latest balance sheet incorporated by reference in the Offering Memorandum, except in each case for changes, decreases or increases that the Offering Memorandum discloses have occurred; or

Annex A-1

(2) for the period from June 30, 2005 to September 29, 2005, and for the period from June 30 2005 to October __, 2005, there was any decrease in total revenues, income from operations, income before income taxes, net income, or earnings before interest, taxes, depreciation and amortization, in each case as compared with the comparable period in the preceding year, except in each case for any decreases that the Offering Memorandum discloses have occurred or may occur;

(v) Based upon the procedures set forth in clauses (iii) and (iv) above and a reading of the Selected Financial Data incorporated by reference in the Offering Memorandum and a reading of the financial statements from which such data were derived, nothing came to our attention that caused us to believe that the Selected Financial Data incorporated by reference in the Offering Memorandum do not comply as to form in all material respects with the disclosure requirements of Item 301 of Regulation S-K of the 1933 Act, that the amounts included in the Selected Financial Data are not in agreement with the corresponding amounts in the audited consolidated financial statements for the respective periods or that the financial statements not included in the Offering Memorandum from which certain of such data were derived are not in conformity with generally accepted accounting principles;

(vi) We have compared the information incorporated by reference in the Offering Memorandum under selected captions with the disclosure requirements of Regulation S-K of the 1933 Act and on the basis of limited procedures specified herein, nothing came to our attention that caused us to believe that this information does not comply as to form in all material respects with the disclosure requirements of Items 402 and 503(d), respectively, of Regulation S-K;

(vii) In addition to the procedures referred to in clause (iv) above, we have performed other procedures, not constituting an audit, with respect to certain amounts, percentages, numerical data and financial information appearing in the Offering Memorandum and the documents incorporated therein by reference, which are specified herein, and have compared certain of such items with, and have found such items to be in agreement with, the accounting and financial records of the Company.

Annex A-2